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                                                                   Exhibit 10.29





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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                AMERIPATH, INC.,

                             BENO MICHEL, M.D., INC.

                                       AND

                                BENO MICHEL, M.D.





                        EFFECTIVE AS OF OCTOBER 15, 1996



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                                TABLE OF CONTENTS

                                                                                                                 PAGE NO.
                                                                                                                 --------

                                                             ARTICLE I

                                                     PURCHASE OF CAPITAL STOCK

1.1     Purchase and Sale of Capital Stock.......................................................................  1
1.2     The Contingent Note......................................................................................  4
1.3     Contingent Issuance of AmeriPath Stock...................................................................  9


                                                            ARTICLE II

                                       REPRESENTATIONS AND WARRANTIES OF THE SELLER AND CP&I

2.1     Corporate Organization, Qualification, etc............................................................... 15
2.2     Subsidiaries............................................................................................. 16
2.3     Capital Stock............................................................................................ 16
2.4     Corporate Record Books................................................................................... 16
2.5     Title to Stock........................................................................................... 16
2.6     Options and Rights....................................................................................... 16
2.7     Authorization, Etc....................................................................................... 16
2.8     No Violation............................................................................................. 17
2.9     Financial Statements..................................................................................... 17
2.10    Employees................................................................................................ 18
2.11    Absence of Certain Changes............................................................................... 18
2.12    Contracts................................................................................................ 19
2.13    True and Complete Copies................................................................................. 21
2.14    Title and Related Matters................................................................................ 21
2.15    Litigation............................................................................................... 22
2.16    Tax Matters.............................................................................................. 22
2.17    Compliance with Law and Applicable Government Regulations................................................ 23
2.18    ERISA and Related Matters................................................................................ 24
2.19    Intellectual Property.................................................................................... 25
2.20    Environmental Matters.................................................................................... 26
2.21    Dealings with Affiliates................................................................................. 27
2.22    Banking Arrangements..................................................................................... 27
2.23    Insurance................................................................................................ 27
2.24    Consents................................................................................................. 28
2.25    Investment Representations............................................................................... 28
2.26    Accounts Receivable; Inventories......................................................................... 29
2.27    Brokerage................................................................................................ 30
2.28    Improper and Other Payments.............................................................................. 30


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
2.29    Participation in Audits.................................................................................. 30
2.30    Health Care Laws......................................................................................... 30
2.31    Financial Condition at Closing........................................................................... 32
2.32    Disclosure............................................................................................... 32
2.33    Limitation............................................................................................... 32

                                                            ARTICLE III

                                          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1     Corporate Organization, etc.............................................................................. 32
3.2     Subsidiaries............................................................................................. 33
3.3     Authorization, Etc....................................................................................... 33
3.4     No Violation............................................................................................. 33
3.5     Governmental Authorities................................................................................. 33
3.6     Issuance of AmeriPath Stock.............................................................................. 34
3.7     Financial Statements..................................................................................... 34
3.8     Capitalization; Options.................................................................................. 34
3.9     Compliance with Material Laws and Regulations............................................................ 35
3.10    Litigation............................................................................................... 35
3.11    Insurance................................................................................................ 35
3.12    Disclosure............................................................................................... 35


                                                            ARTICLE IV

                                                      COVENANTS OF THE SELLER

4.1     Regular Course of Business............................................................................... 35
4.2     Amendments............................................................................................... 36
4.3     Capital Changes; Pledges................................................................................. 36
4.4     Dividends................................................................................................ 36
4.5     Capital and Other Expenditures........................................................................... 36
4.6     Cash and Cash Equivalents................................................................................ 36
4.7     Borrowing................................................................................................ 36
4.8     Other Commitments........................................................................................ 36
4.9     Transfer of Business..................................................................................... 37
4.10    Interim Financial Information............................................................................ 37
4.11    Full Access and Disclosure............................................................................... 37
4.12    Confidentiality.......................................................................................... 37
4.13    Fulfillment of Conditions Precedent...................................................................... 37



                                      - ii -
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
                                                             ARTICLE V

                                                    COVENANTS OF THE PURCHASER

5.1     Confidentiality.......................................................................................... 38
5.2     Full Access and Disclosure............................................................................... 38
5.3     Fulfillment of Conditions Precedent...................................................................... 38


                                                            ARTICLE VI

                                                         OTHER AGREEMENTS

6.1     Further Assurances....................................................................................... 39
6.2     Agreement to Defend...................................................................................... 39
6.3     Consents................................................................................................. 39
6.4     No Solicitation or Negotiation........................................................................... 39
6.5     Public Announcements..................................................................................... 39
6.6     Employment Agreements.................................................................................... 40
6.7     --DELETED--.............................................................................................. 40
6.8     Observer Rights.......................................................................................... 40
6.9     Certain Tax Matters...................................................................................... 40
6.10    Non-Competition Covenant................................................................................. 41
6.11    Non-disclosure; Confidentiality.......................................................................... 43
6.12    Rule 144 Best Efforts.................................................................................... 44
6.13    Exclusive Territory...................................................................................... 44
6.14    First Rights............................................................................................. 44
6.15    Unpaid Tax Liability..................................................................................... 44
6.16    Trade Names.............................................................................................. 45
6.17    Access to Books.......................................................................................... 45
6.18    Deliveries After Closing................................................................................. 45
6.19    Post Closing Operations.................................................................................. 45


                                                            ARTICLE VII

                                          CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

7.1     Representations and Warranties; Covenants and Agreements................................................. 46
7.2     No Injunction............................................................................................ 46
7.3     --DELETED--.............................................................................................. 46
7.4     --DELETED--.............................................................................................. 46
7.5     No Material Adverse Change............................................................................... 46
7.6     Opinion of Seller's Counsel.............................................................................. 46
7.7     Employment Agreement..................................................................................... 46
7.8     Delivery of CP&I Share Certificates...................................................................... 47
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
7.9     Shareholders' Agreement.................................................................................. 47
7.10    Subordination Agreement.................................................................................. 47
7.11    Other Agreements......................................................................................... 47
7.12    Transfer of Business..................................................................................... 47
7.13    Acquisition Agreement.................................................................................... 47
7.14    Escrow Agreement......................................................................................... 47


                                                           ARTICLE VIII

                                            CONDITIONS TO THE OBLIGATIONS OF THE SELLER

8.1     Representations and Warranties; Performance.............................................................. 48
8.2     No Injunction............................................................................................ 48
8.3     Purchase Consideration................................................................................... 48
8.4     Other Agreements......................................................................................... 48
8.5     Acquisition Agreement.................................................................................... 48
8.6     Opinion of Counsel....................................................................................... 48
8.7     Approval Certificate..................................................................................... 48
8.8     Escrow Agreement......................................................................................... 48


                                                            ARTICLE IX

                                                              CLOSING

9.1     Closing.................................................................................................. 48
9.2     Closing Deliveries....................................................................................... 49


                                                             ARTICLE X

                                                    TERMINATION AND ABANDONMENT

10.1    Methods of Termination................................................................................... 50
10.2    Procedure Upon Termination............................................................................... 51


                                                            ARTICLE XI

                                                     SURVIVAL; INDEMNIFICATION

11.1    Survival................................................................................................. 51
11.2    Indemnification by the Seller............................................................................ 52
11.3    Indemnification by the Purchaser......................................................................... 53
11.4    Third-Party Claims....................................................................................... 53



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
11.5    Deductible............................................................................................... 54
11.6    Benefits................................................................................................. 55
11.7    Maximum Liability........................................................................................ 55
11.8    Insurance................................................................................................ 55
11.9    Notice of Claims......................................................................................... 55
11.10   Time Bar................................................................................................. 55
11.11   Exclusive Remedy......................................................................................... 55


                                                            ARTICLE XII

                                                     MISCELLANEOUS PROVISIONS

12.1    Amendment and Modification............................................................................... 56
12.2    Entire Agreement......................................................................................... 56
12.3    Certain Definitions...................................................................................... 56
12.4    Notices.................................................................................................. 59
12.5    Waiver of Compliance; Consents........................................................................... 60
12.6    Assignment............................................................................................... 60
12.7    Governing Law............................................................................................ 60
12.8    Consent to Jurisdiction; Service of Process.............................................................. 60
12.9    Injunctive Relief........................................................................................ 61
12.10   Counterparts............................................................................................. 61
12.11   Headings................................................................................................. 61
12.12   Binding Effect........................................................................................... 61
12.13   Severability............................................................................................. 61
12.14   Expenses................................................................................................. 61
12.15   Attorneys' Fees.......................................................................................... 61


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                                    SCHEDULES

1.3         Contingent Stock
2.1         Jurisdictions of Qualification
2.2         Subsidiaries; Investments; Interests
2.8         Violations
2.9(a)      Liabilities
2.9(b)      Liabilities covered by Insurance
2.9(c)      Accounts Payable
2.11        Certain Changes
2.12        Contracts
2.14        Real and Personal Property
2.15        Litigation
2.17(a)     Permits and Licenses
2.17(b)     Jurisdictions Licensed to Provide Health Care; Status
2.18        ERISA, Benefit Plans and Other Matters
2.19        Intellectual Property
2.19(d)     Software
2.20        Environmental Matters
2.21        Affiliated Transactions
2.22        Banking Arrangements
2.23        Insurance
2.24        Consents
2.26        Accounts Receivable
2.28        Improper Payments
2.29        Participation in Audits
2.30(a)     Fraud and Abuse
2.30(b)     Third-Party Payors
2.30(c)     Medicare and Medicaid Compliance
2.30(d)     Rate Limitations and Rates
3.2         Subsidiaries of AmeriPath
3.8         Options, Rights
3.10        Litigation - AmeriPath
3.11        Insurance - AmeriPath
4.9         Assets and Liabilities of Medical Practices


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




                                    EXHIBITS

1.2         Form of 7% Non-Negotiable Subordinated Contingent Promissory Note
1.2(k)      Escrow Agreement
1.3         Approval Certificate
2.1         CP&I's Articles of Incorporation, as amended, and By-laws
2.9         CP&I's Financial Statements
3.1         AmeriPath Certificate of Incorporation, as amended, and By-laws
3.7         AmeriPath Financial Statements
6.6         Form of Employment Agreement for the Seller
7.6         Opinion of Seller's Counsel
7.9         Signature Page to Shareholders' Agreement
7.10        Subordination Agreement
7.13        Acquisition Agreement
8.6         Opinion of Purchaser's Counsel

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



                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated as of October 15, 1996, by and among AMERIPATH, INC., a Delaware corporation, or its permitted assigns ("AmeriPath" or the "Purchaser"), BENO MICHEL, M.D., INC. (d/b/a Cutaneous Pathology & Immunofluorescence Laboratory), an Ohio corporation ("CP&I"), and BENO MICHEL, M.D., who is the holder of One Hundred (100) common shares, no par value per share, of CP&I (Dr. Michel shall be referred to herein as the "Seller").

         WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock of CP&I, organized as a professional service corporation under
Section 1785.01 of the Revised Code of Ohio;

         WHEREAS, AmeriPath desires to purchase and acquire from the Seller, and the Seller desires to sell, transfer and deliver to AmeriPath, all of the issued and outstanding shares of capital stock of CP&I, upon the terms and subject to the conditions set forth herein;

         WHEREAS, in order to comply with applicable federal and Ohio State Health Care Laws, a grantor trust, a permitted assign hereunder (the "Trust"), with AmeriPath as its sole beneficiary and with the Seller as the trustee, shall acquire all of the issued and outstanding shares of stock of CP&I pursuant to the terms and conditions set forth herein; and

         WHEREAS, although the parties hereto have agreed as to the minimum value of CP&I, they are not able to agree as to the total value of CP&I, and thus the parties hereto have agreed to certain additional contingent purchase price consideration based upon the results of operations of CP&I as more fully set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual benefits to be derived hereby and the premises, representations, warranties, covenants and agreements herein contained, AmeriPath, the Seller and CP&I hereby agree, intending to be legally bound, as follows:

                                    ARTICLE I

                            PURCHASE OF CAPITAL STOCK

         1.1      Purchase and Sale of Capital Stock.

                  (a) Subject to the terms and conditions of this Agreement, the Seller agrees to sell, transfer and deliver to the Purchaser, and the Purchaser agrees to purchase, acquire and accept delivery from the Seller, all of the issued and outstanding capital stock of CP&I (the "CP&I Shares").


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

                  (b) Upon the sale, transfer and delivery to the Purchaser by the Seller of the CP&I Shares at the Closing (as such term is defined in Section 9.1 hereof), and in consideration therefor, AmeriPath shall deliver to the Seller the following consideration in the aggregate (the "Purchase Price"):

                           (i) SIX MILLION FIVE HUNDRED THOUSAND DOLLARS
                  ($6,500,000.00), by wire transfer to such bank account as the Seller may designate in a written notice delivered to the Purchaser no later than five business days prior to the Closing Date (as defined in Section 9.1);

                           (ii) Certificates evidencing 96,000 shares of Common
                  Stock, par value $.01 per share, of AmeriPath Inc., a Delaware corporation (the "AmeriPath Stock");

                           (iii) 7% Non-Negotiable Subordinated Contingent
                  Promissory Note, in the form attached hereto as Exhibit 1.2 (the "Contingent Note"), in the aggregate maximum principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00), the issuance and certain terms and conditions of which Contingent Note are set forth in Section 1.2 below; and

                           (iv) Up to 100,000 shares of AmeriPath Stock,
                  issuable over three years subject to the satisfaction of certain contingencies, subject to and in accordance with
                  Section 1.3 hereof.

                  The consideration referred to in Sections 1.1(b) (i) through
         (iii) shall be delivered to the Seller at the Closing, and the consideration referred to in Section 1.1(b)(iv) shall be delivered to the Seller as provided in Section 1.3(a).

                  (c)      Purchase Price Adjustments.

                           (i) Within sixty (60) days of the Closing Date, the
                  Purchaser shall determine (in accordance with Section 1.2(b) hereof) and advise the Seller by written notice (the "Adjustment Notice") of the Operating Earnings (as defined below) of CP&I for the twelve month period ended September 30, 1996 (the "Adjustment Earnings"); provided, however, the Adjustment Earnings shall include pro forma adjustments including setting the Seller's salary at the annual rate set forth in his Employment Agreement, excluding non-recurring charges and expenses and proportional charges with respect to entertainment and continuing education expenses attributable to the Seller's medical practice. In the event either party believes there is a basis for a purchase price adjustment as described herein (an "Adjustment"), such party shall notify the other of such Adjustment within ten (10) days of receipt by the Seller of the Adjustment Notice, and the other party shall have the right to dispute such Adjustment. AmeriPath and the Seller shall negotiate in good faith to resolve any such dispute. In the event AmeriPath and the Seller cannot resolve such dispute within thirty (30) days, the independent certified public accounting firm which then audits
                  AmeriPath's financial statements shall resolve the dispute, with such firm's opinion being final and binding on all parties; provided, however, the Seller, at his own expense, may refer the matter to another independent public accounting firm, and the average of the decisions of the two firms shall be the final and binding resolution of the matter. If neither party has requested an Adjustment pursuant this Section 1.1(c)(i) within ten (10) days of the receipt by the Seller of the Adjustment Notice (the Adjustment Notice will be deemed to have been received by the Seller two business days after it was sent by the Purchaser if it was delivered by overnight delivery with a reputable national courier), then AmeriPath shall issue and deliver to the Seller certificates representing 50,667 shares of AmeriPath Stock and no further Adjustment shall be made hereunder. If the parties agree that an Adjustment is necessary and they have agreed on the Adjustment Earnings, then the Adjustment shall be determined as follows:

                                    a. In the event that the Adjustment Earnings
                           are greater than $1,500,000.00, the Purchaser shall issue and deliver additional shares of AmeriPath Stock to the Seller. The number of additional shares shall be equal to 50,667 plus a fraction (x) the numerator of which is the product of (a) 3.8 and (b) the amount by which the Adjustment Earnings exceed $1,500,000.00 and (y) the denominator of which is $15.00.

                                    b. In the event that the Adjustment Earnings
                           are greater than or equal to $1,300,000.00, but less than $1,500,000.00, the Purchaser shall issue and deliver certificates to the Seller representing the number of shares of AmeriPath Stock as determined in the following sentence. The number of shares to be issued and delivered by AmeriPath to the Seller shall be equal to a fraction (x) the numerator of which is the amount by which the product of the Adjustment Earnings and 3.8 exceeds $5,000,000.00 and (y) the denominator of which is $15.00.

                                    c. In the event that the Adjustment Earnings
                           are less than $1,300,000.00, the Seller shall refund to AmeriPath $3.80 for every $1.00 for which the Adjustment Earnings are below $1,300,000.

                           (ii) Upon the consummation of the first to occur of
                  (a) an underwritten offering of AmeriPath Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), as declared effective by the Securities and Exchange Commission (the "SEC") resulting in gross proceeds to AmeriPath of at least $20,000,000.00 (a "Qualified IPO") or (b) a Sale of Control (as defined in
                  Section 12.3 hereof), and the value of the AmeriPath Stock (the price at which the AmeriPath Stock is sold to the public in connection with the Qualified IPO or, with respect to a Sale of Control, the purchase price paid, consideration exchanged or value received for the shares, in either case, the "Per

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                  Share Value") is determined to be less than $15.00
                  per share, then AmeriPath shall issue additional shares of AmeriPath Stock to the Seller. The number of shares to be issued and delivered to the Seller shall equal the amount by which (x) $2,200,000.00 divided by the Per Share Value (provided, however, if the Per Share Value is less than $10.00 per share, the denominator shall be $10.00) exceeds (y) 146,667. Such number of shares shall be issued and delivered to the Seller within sixty (60) days of the consummation of such determination transaction.

                           (iii) The parties hereto agree to adjust the Purchase
                  Price (the "Working Capital Adjustment"), within one hundred fifty (150) days from the Closing Date such that (x) the amount by which CP&I's Positive Working Capital (as defined in Section 2.31 hereof) exceeds $141,000 shall be additional Purchase Price and the amount of the Working Capital Adjustment shall be paid to the Seller and (y) the amount by which CP&I's Positive Working Capital is below $141,000 shall be a reduction to the Purchase Price and the Seller shall, and hereby agrees to, remit or pay to the Purchaser the amount of the Working Capital Adjustment.

         1.2      The Contingent Note.

                  (a) Principal Amounts; Issuance. The Contingent Note shall be due and payable in the applicable principal amount specified in or calculated pursuant to the Contingent Note and the Annexes to such Contingent Note (the "Appropriate Principal Amount") corresponding to a target range of Operating Earnings (as defined below) or Cumulative Operating Earnings (as defined below), as the case may be, specified in the Contingent Note and the Annexes thereto, with respect to each of the three (3) twelve month periods ending September 30, 1997 through September 30, 1999, if, and only if, (i) with respect to the twelve month period ending September 30, 1997, Operating Earnings for such year equal or exceed the specified minimum target amount of $750,000.00 (the "Year-1 Minimum Target") or, (ii) with respect to the 24 month period ending September 30, 1998 and the 36 month period ending September 30, 1999, Cumulative Operating Earnings for such periods equal or exceed $1,500,000.00 and $2,250,000.00, respectively (together with the Year-1 Minimum Target, as relevant to the applicable year, the "Minimum Targets"). For each of the periods for which Operating Earnings or Cumulative Operating Earnings, as the case may be, are less than the applicable Minimum Target, no principal payment(s) shall be required, due or made under the Contingent Note, with respect to that period, and any and all interest with respect thereto or accrued thereon, which otherwise would have become due or payable had the applicable Minimum Target been achieved for such period, shall be canceled and voided.

                  (b)      "Operating Earnings"; "Cumulative Operating
                           Earnings".

                           (i) Definition of "Operating Earnings". For purposes
                  hereof (and Section 1.3 and the Contingent Note), the term "Operating Earnings", with respect to any twelve-month period, shall mean the income of or attributable to CP&I, which following the Closing shall be a wholly-owned subsidiary of AmeriPath, for such twelve-month period (i.e., October 1 through September 30), before deduction for (in each case, with respect to CP&I) (i) interest paid in such year, (ii) income tax payable for such year, (iii) charges for amortization of goodwill, including without limitation any amortization of goodwill recorded in connection with this transaction or amortization of any payments made under the Contingent Notes, (iv) any fees or expenses incurred by CP&I in connection with the transactions contemplated by this Agreement, (v) the effect of any change after the Closing Date in the accounting principles or policies of CP&I (including reserves, expenses or accounting charges), and (vii) costs, expenses and charges relating to management, billing or other services provided by AmeriPath or its Affiliates (as defined in Section 12.3) not requested or approved by the Seller; provided, however that any invoice for charges, costs or expenses for less than $5,000 may only be renegotiated (and shall not otherwise be deemed approved by the Seller) if the Seller objects to the charge by sending a notification to the Company within sixty (60) days of receiving the invoice. All such calculations shall be determined in accordance with GAAP (as defined in Section 12.3 hereof) requested or approved by the Seller (or for which the Seller failed to timely object) and any such changes in GAAP adopted by the Financial Accounting Standards Board; provided that (A) revenues shall be calculated on a cash basis and expenses shall be calculated on an accrual basis and (B) revenues and expenses attributable to the practice of dermatology shall be excluded from CP&I revenues and expenses for purposes of determining Operating Earnings hereunder.

                           (ii) Calculation of Operating Earnings. A statement
                  of the Operating Earnings, prepared by AmeriPath senior management, will be delivered to the Seller as soon as practicable following the end of each year, but in all events within 80 days after the end of each such period. If the Seller wishes to challenge the calculation of Operating Earnings, he may do so by giving written notice of such objection (the "Objection Notice") to AmeriPath, signed by the Seller, within 30 days after receipt of such statement of Operating Earnings. The Objection Notice shall set forth in reasonable detail the Seller's calculation of Operating Earnings (or Cumulative Operating Earnings, as the case may be). If an Objection Notice is so timely delivered to AmeriPath, AmeriPath and the Seller shall use their best efforts to resolve as soon as practicable any difference of opinion. If they are unable to resolve such difference within 20 days after receipt by AmeriPath of the Objection Notice from the Seller, the matter shall be referred to the independent public accounting firm who then audits the annual financial statements of AmeriPath, whose decision shall be final and binding on all parties; provided, however, the Seller, at his own expense, may refer the matter to another independent public accounting firm, and the average of the decisions of the two firms shall be the final and binding resolution of the matter. If an Objection Notice is not timely delivered to AmeriPath, and if the statement of Operating

                  Earnings prepared by AmeriPath senior management indicates that the Minimum Target has been met for a given period, then the Appropriate Principal Amount (together with accrued and unpaid interest thereon) of the Contingent Note with respect to such period shall be paid within five (5) days after the earlier of the end of the 30-day period within which the Seller is entitled to deliver an Objection Notice, or receipt by AmeriPath of notice from the Seller that he accepts the calculation of Operating Earnings. If the Seller objects to the calculation of Operating Earnings for the purpose of determining compliance with this Section, the Appropriate Principal Amount of the Contingent Note for such period shall be paid within five (5) days after resolution of the dispute with respect to such calculation to the extent, and solely to the extent, that such resolution indicates that the Minimum Target has been exceeded for such period.

                           (iii) Cumulative Operating Earnings. For purposes
                  hereof, the term "Cumulative Operating Earnings" shall mean and include, with respect to the 24 month period ending September 30, 1998 and the 36 month period ending September 30, 1999, the Operating Earnings of CP&I, on a cumulative basis, from October 1, 1996 through the end of such period (e.g., the Cumulative Operating Earnings for the period ending September 30, 1998 shall equal the Operating Earnings, on a cumulative basis, from October 1, 1996 through September 30, 1998 (i.e., twenty four full months of Operating Earnings would be included)).

                           (iv) Limitations--Termination. If the Seller's
                  employment is terminated by CP&I for any reason prior to the fourth anniversary of the Closing Date, or if CP&I is sold, liquidated or closed or its operations suspended or terminated (in whole or in part) without the Seller's consent (in each case, a "CP&I Termination"), then Operating Earnings with respect to the twelve month period in which such CP&I Termination occurred, and Operating Earnings for each subsequent period, shall in no event be less than the Operating Earnings for the four fiscal quarters prior to such CP&I Termination; provided, however, if the CP&I Termination occurs after (A) the end of the first fiscal quarter in any fiscal year, the annualized Operating Earnings for the twelve month period in which the CP&I Termination occurs shall be twice the Operating Earnings for the last fiscal quarter of the prior year and the first fiscal quarter of the year in question; and (B) the end of the second fiscal quarter in any fiscal year, the annualized Operating Earnings for the period in which the CP&I Termination occurs shall be 4/3 times the Operating Earnings for the last fiscal quarter of the prior year and the first two fiscal quarters of the year in question.

                           (v) Limitations--Services. For purposes of
                  calculating Operating Earnings (and, as relevant, Cumulative Operating Earnings) hereunder, the expenses associated with CP&I may include costs, expenses and charges relating to management, billing or other services provided by AmeriPath or its Affiliates requested or approved by the Seller (or for which the Seller failed to timely object) to the extent the price or amount charged or allocated with respect to such services is based upon the fair market value thereof and is competitive with the price or amount that would be charged by a Person (as such term is defined in Section 12.3 hereof) not affiliated with AmeriPath on an arms'-length, negotiated basis.

                  (c) Effect of Sale on Contingent Note. Should any Person acquire AmeriPath, whether by means of a merger with or into AmeriPath in which AmeriPath does not survive or the acquisition of all or substantially all of the stock or assets of AmeriPath (an "AmeriPath Acquisition"), then, with respect to the Contingent Note, as a condition to consummation of the AmeriPath Acquisition, the acquiring Person shall be required either to acknowledge and guarantee AmeriPath's on-going obligations under the Contingent Note or to assume the obligations under the Contingent Note.

                  (d) Effect of Acquisitions on Contingent Note. In the event that AmeriPath acquires one or more Persons or businesses after the Closing Date, Operating Earnings will be calculated without including
         (i) the income generated by, or expenses incurred in connection with, the acquisition or the acquired Person or business, and (ii) any selling, general or administrative expenses which do not relate to CP&I or its business.

                  (e) Maturity and Redemption. For each year for which Operating Earnings or Cumulative Operating Earnings equal or exceed the applicable Minimum Target, the Appropriate Principal Amount of the Contingent Note, together with interest accrued on such Appropriate Principal Amount, shall become due and payable and shall be paid as provided in subparagraph (a) above and (g) below. If, in the judgment of a majority of the full Board of Directors of AmeriPath (which judgment is made based upon the written advice of independent counsel), it is determined that the Contingent Note, or the holding of the Contingent Note by the Seller, may violate any Regulation or Order of any Authority (as such terms are defined in Section 12.3), then, at AmeriPath's sole discretion (as recommended by such counsel), the Contingent Note may be canceled and voided and the Board of Directors of AmeriPath, acting in good faith, shall provide the Seller a reasonably equivalent economic and financial substitute consideration therefor.

                  (f) Payments. Except as set forth in Section 1.2(l) below, all payments of principal (including any prepayments or redemptions), and interest under the Contingent Note shall be made by AmeriPath in lawful money of the United States of America in immediately available funds (or at the written request of the holders thereof, by cashier's or bank check) not later than twelve o'clock noon, Miami, Florida time, on the date each such payment is due. To the extent calculation of any payment amounts (whether principal, interest or otherwise) results in fractions of a cent, the amount shall be rounded down to the nearest whole cent.

                  (g) Option to take Principal Payments in AmeriPath Stock. The Seller, at his sole option and election, exercisable by delivering a signed notice to AmeriPath at least five (5) days prior to any payment date with respect to the Contingent Note, and subject to Section 1.2(l) below, may elect to receive AmeriPath Stock instead of the Appropriate Principal Amount to which he is entitled, if, and only if, Operating Earnings with respect to the year for which the Seller has delivered notice to AmeriPath exceed $1,500,000.00, and so long as AmeriPath Stock, if publicly traded, has not had a closing price during the five trading day period prior to the election of less than $10.00 per share. The number of shares of AmeriPath Stock which the Seller is entitled to receive pursuant hereto is equal to a fraction, (x) the numerator of which is the Appropriate Principal Amount for such twelve month period, less $600,000.00, and (y) the denominator of which is $15.00, or if AmeriPath Stock is publicly traded, the lower of $15.00 or the current market price of the AmeriPath Stock (not to be less than $10.00).

                  (h) Subordination; Subordination Agreement. The Contingent Note shall be subordinate and junior in right of payment to certain senior indebtedness pursuant to the attached subordination agreement attached hereto as Exhibit 7.10 (the "Subordination Agreement"), by and among AmeriPath's senior lenders and each of the holders of promissory notes of AmeriPath. As a condition to AmeriPath's obligations under the Contingent Note, the Seller agrees to execute and deliver appropriate documents and agreements evidencing the subordination of the Contingent Note to such senior indebtedness of AmeriPath.

                  (i) Notes Non-negotiable. The Contingent Note shall be non-transferable and non-negotiable other than in connection with estate planning, by will or pursuant to the laws of descent and distribution.

                  (j) Right of Set-Off on Seller's Contingent Note. With respect to the Contingent Note, AmeriPath shall have the right, following prior written notice to the Seller, to set-off against principal or interest payable under the Contingent Note the amount of any indemnification payment owed under Article XI hereof. Such notice shall state with reasonable specificity the good faith basis for AmeriPath's right to such indemnification payment, and a copy of such notice shall also be sent to each director of AmeriPath. The Seller shall have the right to respond to such notice, and if the Seller requests that the exercise of such right of set-off be considered and approved by the Board of Directors, then such right shall not be exercised unless considered and approved by a majority of the full Board of Directors. If within 10 days after receipt of such notice of set-off, the Seller contests in writing (sent to AmeriPath) AmeriPath's claim that of indemnification under Article XI hereof, then the amount which AmeriPath would otherwise have paid to the Seller but for the exercise of such right of set-off shall be paid into an interest bearing escrow account maintained by a bank selected by AmeriPath, to be held in such account until AmeriPath and the Seller have reached agreement as to the amount, if any, of such indemnification payment and set-off, or until there has been a judicial resolution of such matter, at which time the amount held in such segregated account, together with any interest accrued thereon, shall be released to the prevailing party, as appropriate and/or instructed. AmeriPath and the Seller agree that they will use their best efforts to resolve any such dispute within 30 days of receipt of notice by AmeriPath of the Seller's objection to the set-off.

                  (k) Escrow. Notwithstanding anything contained herein or in the Contingent Note to the contrary, to the extent that principal and/or interest is due and payable under the Contingent Note, the first $100,000 for each of the three payment periods (on an aggregate basis such that after 36 months, the escrow account shall have $300,000 unless less than $300,000 had been earned in the aggregate under the Contingent Note in which case the total amount earned under the Contingent Note shall be held in escrow) shall be held, subject to the Escrow Agreement attached hereto as Exhibit 1.2(k) (the "Escrow Agreement").

                  (l) Defaults. The Seller shall be entitled to the benefit of the Events of Default set forth in the applicable form of Contingent Note.

                  (m) Conflict. To the extent there is any conflict or inconsistency between the terms of this Agreement and the terms specified in the Contingent Note, the terms specified in the Contingent Note shall govern and prevail.

         1.3 Contingent Issuance of AmeriPath Stock. As additional purchase price consideration, the Purchaser shall issue to the Seller, subject to the conditions and restrictions set forth in this Section 1.3 (the "Stock Rights"), up to an aggregate maximum of 100,000 shares of AmeriPath Stock. Upon achieving the range (the "Applicable Range") of Operating Earnings or Cumulative Operating Earnings, as the case may be, set forth on Schedule 1.3 hereto, with respect to each period commencing the twelve month period ending September 30, 1997 through the 36 month period ending September 30, 1999, AmeriPath shall deliver, in the aggregate, certificates evidencing the corresponding number of shares of AmeriPath Stock indicated on Schedule 1.3 hereto (the "Applicable Stock Amount") to the Seller as so indicated, which shares shall be subject to the terms, conditions and restrictions set forth in this Section 1.3.

                  (a) Delivery; Right to Contingent Issuance Subject to Cancellation. Certificates for shares representing the Applicable Stock Amount shall be delivered on or before each December 31 following each period that the Applicable Range of Operating Earnings or Cumulative Operating Earnings, as the case may be, has been achieved, if, and only if, (i) with respect to the twelve months ending September 30, 1997, Operating Earnings equal or exceed a minimum target amount of $750,000.00 (the "First Year Minimum Stock Target") or, (ii) with respect to the 24 month period ending September 30, 1998 and the 36 month period ending September 30, 1999, Cumulative Operating Earnings for such periods equal or exceed $1,500,000.00 and $2,250,000.00, respectively (together with the First Year Minimum Stock Target, as relevant to the applicable period, the "Minimum Stock Targets").

                  (b) Effect of Sale on Stock Rights. In the event of an AmeriPath Acquisition (as such term is defined in Section 1.2(c)), then, with respect to such Stock Rights that have not theretofore been canceled or voided because the Minimum Stock Target was not or has not been met for the period in question, as a condition to consummation of the AmeriPath Acquisition, the acquiring Person shall be required either to (i) acknowledge and guarantee AmeriPath's on-going obligations under the Stock Rights, (ii) assume the obligations under the Stock Rights or (iii) convert the rights to receive AmeriPath Stock into rights to receive stock in the acquiring Person (of substantially equivalent value, based upon the acquisition value, as reasonably determined in good faith by the Board of Directors of AmeriPath, provided, however, the Seller, at his own expense, may refer the matter to an independent public accounting or investment banking firm which firm's decision shall be final and binding unless the Purchaser refers the matter to its independent public accounting firm, in which case, the average of the decisions of the two firms shall be the final and binding resolution of the matter).

                  (c) Effect of Acquisitions on Stock Rights. In the event that AmeriPath acquires one or more Persons or businesses after the Closing Date, Operating Earnings will be calculated without including (i) the income generated by, or expenses incurred in connection with, the acquisition or the acquired Person or business, and (ii) any selling, general or administrative expenses which do not relate to CP&I or its business.

                  (d) Termination of Stock Rights; Call on AmeriPath Stock. If, in the judgment of a majority of the full Board of Directors of AmeriPath (based upon the written legal opinion of independent counsel, a copy of which shall be delivered to the Seller), it is determined that the Stock Rights, or the holding of the AmeriPath Stock by the Seller, violates any Regulation or Order of any Authority and divestiture of such Stock Rights and AmeriPath Stock is required by such Regulation or Order, then, at AmeriPath's sole discretion and option, (i) the Stock Rights may be canceled and voided (and the parties shall endeavor in good faith to arrive at a reasonably equivalent substitute consideration therefor, including, if permissible, contingent cash payments) and (ii) all outstanding shares of AmeriPath Stock issued to or held by the Seller may be redeemed or purchased by AmeriPath (the "Call"), and the Seller hereby irrevocably and unconditionally agrees to sell such stock to AmeriPath upon any such Call, at its then fair market value (as determined in good faith by AmeriPath's Board of Directors, provided, however, the Seller, at his own expense, may refer the matter to an independent public accounting or investment banking firm which firm's decision shall be final and binding unless the Purchaser refers the matter to its independent public accounting firm, in which case, the average of the decisions of the two firms shall be the final and binding resolution of the matter). AmeriPath shall give the Seller irrevocable written notice of any cancellation of the Stock Rights and any Call of the AmeriPath Stock permitted hereunder not less than five (5) business days prior to the date of such event, specifying such termination and/or Call and the amount to be paid for the AmeriPath Stock on the closing date specified therein, whereupon such amount specified in such notice, upon receipt by AmeriPath of the certificates therefor at the closing thereof, shall be paid to the Seller.

                  (e) Payments; Certificates. All payments for AmeriPath Stock which is "called" by AmeriPath pursuant to Section 1.3(d) shall be made by AmeriPath in lawful money of the United States of America in immediately available funds (or at the written request of the Seller, by bank check) after proper tender by the Seller of certificates representing all of the AmeriPath Stock owned by the Seller, duly endorsed for transfer to the Purchaser, together with stock powers duly executed in blank. Any and all Liens, Claims, encumbrances or other restrictions with respect to the AmeriPath Stock so called (other than Permitted Liens and transfer restrictions under the Shareholders' Agreement (as defined in Section 7.9) or under any applicable federal or state securities laws) shall be satisfied and released, to the satisfaction of AmeriPath, prior to closing on the purchase thereof. To the extent calculation of any payment amounts results in fractions of a cent, the amount shall be rounded down to the nearest whole cent.

                  (f) Transferability; Shareholders' Agreement. The Stock Right is not transferable by the Seller other than in connection with estate planning, by will or pursuant to the laws of descent and distribution. Any shares of AmeriPath Stock issued pursuant to this Agreement or pursuant to the Stock Right shall be subject to the Purchaser's Shareholders' Agreement (as defined in Section 7.9) relating to the AmeriPath Stock other than Sections 9 and 10 thereof. As a condition to the issuance of shares of AmeriPath Stock in connection with any Stock Right (and at AmeriPath's option, at each issuance), the Seller shall execute and deliver to the Purchaser a counterpart to the Shareholders' Agreement, in the form of Exhibit 7.9 hereto, and the Seller shall make such representations and execute such certificates as AmeriPath may reasonably require, including representations similar to those made in
         Section 2.25 hereof.

                  (g) Legend. Each and every stock certificate representing shares of AmeriPath Stock issued to the Seller shall bear the following (or similar) restrictive legend, together with such other legend(s) as the Purchaser shall in its discretion deem appropriate:

                  "The shares represented by this certificate (the
                  "Shares") are subject to each and every one of the terms, conditions and restrictions set forth in the Shareholders' Agreement dated as of February 29, 1996 (the "Shareholders' Agreement"), as amended, including, but not limited to, any restrictions on transferability, any rights of first refusal and any option of the Purchaser to "call" or purchase such Shares, and may not, in whole or in part, be sold, transferred, pledged, gifted, hypothecated or otherwise disposed of in any manner other than in accordance with the terms of the Shareholders' Agreement, a copy of which is on file and available for inspection at the principal offices of the Issuer presently located at 800 Cypress Creek Road, Suite 200, Fort Lauderdale, Florida 33334."

                  (h) Representations. In the event any shares of AmeriPath Stock issued pursuant to the Stock Right have not been registered for resale under the Securities Act, and such registration is required for the Seller to effect the sale or transfer of such shares, the Seller shall, prior to each issuance by AmeriPath to the Seller of the AmeriPath Stock, deliver to the Purchaser a letter of representation, if requested by the Purchaser, making the statements set forth in Section
         2.25 hereof.

                  (i) Antidilution; Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Purchaser, the number of shares of AmeriPath Stock covered by the Stock Right, and the aggregate number of shares which have been authorized for issuance hereunder, shall be proportionately adjusted for any increase or decrease in the number of issued shares of AmeriPath Stock resulting from a stock dividend or through any recapitalization, reclassification, stock split-up, combination or exchange of shares (other than any such combination or exchange of AmeriPath Stock through which shares are issued to effect an acquisition of another Person). Such adjustment shall be made by the Board of Directors of AmeriPath, whose reasonable good faith determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Purchaser of shares of stock of any class, or securities convertible into shares of stock of any class (whether in connection with an acquisition, employee benefit, stock or stock option plan, private or public offering of securities or otherwise), shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of AmeriPath Stock subject to this Stock Right. Price per share calculations used in this Agreement shall also be adjusted to reflect changes in the capitalization of the Purchaser such that the value of such shares before such adjustment event shall equal the value of such shares after the adjustment event.

                  (j) Reservation of Shares. The Purchaser will at all times reserve for issuance and delivery all shares of AmeriPath Stock from time to time issuable hereunder. All such shares shall be duly authorized and, when issued, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

                  (k) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued hereunder, but the Purchaser shall round down to the nearest whole number the number of shares of AmeriPath Stock required to be issued and delivered in accordance herewith.

                  (l) Failure to Deliver. If the Seller becomes obligated to sell any AmeriPath Stock to the Purchaser as a result of a Call under this Agreement, and fails to deliver such stock (or the certificates evidencing such stock) in accordance with the terms of this Agreement, the Purchaser may, at the sole and absolute discretion of the Board of Directors of AmeriPath, in addition to all other remedies available to the Purchaser, tender to the Seller the purchase price for such shares as is herein specified. Upon tender of the purchase price to the Seller, the Purchaser, upon written notice to the Seller, may cancel on its books the certificate or certificates evidencing the shares of AmeriPath Stock so called, and thereupon all of the Seller's rights in and to such AmeriPath Stock shall terminate.

                  (m) Put Option of Seller. Notwithstanding anything to the contrary set forth in this Agreement, the Seller shall have an exclusive and irrevocable option, exercisable by notice to the Purchaser given within ten (10) days of the fifth anniversary of the Closing Date, to sell to the Purchaser for $15.00 per share (and thus to require the Purchaser to purchase) all the AmeriPath Stock owned or held by the Seller, if, and only if, the Purchaser has not, prior to such date, consummated a Qualified IPO. The Purchaser hereby irrevocably agrees to purchase and acquire such AmeriPath Stock on the terms and subject to the conditions set forth in this Section 1.3(m), provided, however, if the Purchaser is legally prohibited from purchasing all of the Seller's AmeriPath Stock at a purchase price of $15.00 per share, then (i) the Non-Competition Covenant of Section 6.10 hereof and the restrictions and agreements set forth therein, shall immediately terminate and expire and be of no further force and effect, and (ii) the rights of the Purchaser to the trade names "CPI" and "Cutaneous Pathology & Immunofluorescence Laboratory" shall be immediately transferred to the Seller and the Purchaser's rights thereto and therein shall immediately cease, terminate and expire.

                  (n) Bring-Along Provision. Until a Qualified IPO, if there is a Sale of Control, the Purchaser shall, not less than forty (40) days prior to the scheduled date of consummation of the proposed Sale of Control, deliver a notice (the "Sale Participation Notice") to the Seller containing the following information:

                                    a. the aggregate number of shares of
                           AmeriPath Stock or other AmeriPath securities proposed to be so sold and the scheduled date of closing;

                                    b. the terms and conditions of the proposed
                           sale, including the identity (i.e., name, occupation and address) of the proposed purchaser(s) and the per share price to be paid for the shares of AmeriPath Stock or other AmeriPath securities to be sold and the amount, type and nature of the consideration to be paid therefor; and

                                    c. the total number of shares of AmeriPath
                           Stock held by all stockholders prior to the consummation of the Sale of Control on a fully diluted basis (including the exercise of all outstanding options to purchase AmeriPath Stock and the conversion of all securities convertible into AmeriPath Stock).

                  Subject to compliance with subsections (ii) and (iii) hereof, the Seller shall have the right and option (but not the obligation) to elect to participate in any such Sale of Control, and if properly effected the Purchaser shall arrange for such participation in such Sale of Control (other than a Qualified IPO), on the same terms and conditions as the other stockholders and pro rata according to the following formula:

                                    Total number of shares owned by the Seller before the sale

Total number of shares to be X
purchased                           ------------------------------------------
                                    Total number of shares owned before
                                    the Sale of Control by all stockholders
                                    participating in such Sale of Control on a fully diluted basis (assuming exercise of all outstanding options and conversion of all convertible securities that are to be exercised, converted or sold in connection with such Sale of Control)

                  To the extent such formula yields a fractional number of shares, then the number of shares the Seller may sell in a Sale of Control shall be rounded down to the nearest whole number of shares. The maximum number of shares which the Seller shall be entitled to elect to include and sell in a Sale of Control, in accordance with the foregoing formula, is referred to herein as the "Maximum Share". To the extent that AmeriPath Preferred Stock is sold in connection with any such Sale of Control without conversion into AmeriPath Stock, the price per share paid for AmeriPath Stock to other stockholders participating in such Sale of Control shall be determined by dividing the aggregate consideration paid to holders of such Preferred Stock, less any amount attributable to any accrued but unpaid dividends, by the number of shares of AmeriPath Stock into which such Preferred Stock could then be converted.

                           (i) In order to effect an election to participate in
                  a Sale of Control, the Seller shall provide and deliver written notice (an "Election Notice") to AmeriPath, not later than ten (10) days after delivery of the Sale Participation Notice to the Seller. Such Election Notice shall contain the irrevocable agreement of the Seller to sell a specified number of shares of AmeriPath Stock, which shall be not less than 100 shares and not more than the Seller's Maximum Share, in the Sale of Control (such number of shares elected to be sold in the Sale of Control by the Seller being referred to herein as the "Elected Share"), in accordance with the terms and conditions of the Sale of Control. The Seller's failure to deliver an Election Notice, in proper form, within such ten
                  (10) day period shall conclusively constitute an election not to participate in the Sale of Control. The Seller may elect to sell and transfer in a Sale of Control less than his Maximum Share (but not less than 100 shares), in which case the Purchaser shall have the right to sell the balance of the Seller's Maximum Share (as aggregated with the balance of all other Maximum Shares not exercised in whole or in part by other stockholders).

                           (ii) The Seller shall cooperate, fully, promptly and
                  in good faith, with all reasonable requests of the Purchaser in connection with the documentation and closing of the Sale of Control. This includes (i) entering into a purchase and sale agreement (or counterpart thereto) in form provided by the Purchaser (and making any required representations and warranties, customary for a minority shareholder, therein), and (ii) at the closing of a Sale of Control (or earlier if requested by the Purchaser), the Seller shall present to the Purchaser, for delivery to the purchaser(s) at closing, all share certificates for AmeriPath Stock included in the

                  Elected Share and to be sold in the Sale of Control, in proper form for transfer. Such AmeriPath Stock shall be transferred at closing free and clear of all Liens, security interests and encumbrances or adverse Claims of any kind or character, other than any applicable transfer restrictions under the Shareholders' Agreement, securities laws, this Agreement or as otherwise noted on the certificates of the AmeriPath Stock included in the Elected Share. All reasonable fees and expenses incurred by the Purchaser in connection with the Sale of Control (including the reasonable fees and expenses of counsel) shall be shared by each participating stockholder and the Seller (based upon the proportionate share the Elected Share bears to the total number of shares sold in the Sale of Control), and the Purchaser may withhold and deduct the Seller's proportionate share of such fees and expenses from the purchase price delivered at closing, and the Seller's purchase price to be received in exchange for the sale of his Elected Share shall be net of such proportionate amount of fees and expenses.

                  (iii) Summit Ventures III, L.P. and Summit Investors,
                  II, L.P. shall evidence their agreement to comply with this
                  Section 1.3(n) by executing an approval certificate (the "Approval Certificate") in the form of Exhibit 1.3 hereto.

                  (o) Subscription Rights. In the event that the Purchaser issues additional securities to its stockholders, other than in connection with a public offering, an acquisition, an employee benefit, stock or stock option plan, or in connection with a stock split, stock dividend, recapitalization, reclassification, stock split-up, combination, merger or exchange of shares or a similar transaction, the Seller shall have the right to subscribe for additional shares of AmeriPath Stock, on the same terms as other stockholders, so as to keep his proportionate ownership of the AmeriPath Stock the same after the issuance as it was immediately prior to such issuance.

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF THE SELLER AND CP&I

         The Seller hereby makes the following representations and warranties to the Purchaser, each of which shall be deemed material (and the Purchaser, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties notwithstanding any independent investigation):

         2.1 Corporate Organization, Qualification, etc. CP&I is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with full corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, and to own, operate and lease its properties and assets. CP&I is duly qualified or licensed to do business in good standing in the jurisdictions set forth on Schedule 2.1 attached hereto, those being every jurisdiction in which the conduct of CP&I's business, the ownership or lease of its properties, the proposed conduct of its business or ownership or lease of its properties, require it to be so qualified or licensed and the failure to be so qualified or licensed would have a Material Adverse Effect (as defined in Section 12.3). CP&I's articles of incorporation have not been amended or supplemented since April 15, 1976, and are in full force and effect as of the date hereof. True, complete and correct copies of CP&I's articles of incorporation and by-laws, as presently in effect, are attached hereto as
Exhibit 2.1.

         2.2 Subsidiaries. Except as set forth on Schedule 2.2, CP&I has no Subsidiaries (as defined in Section 12.3) nor any investment or other interest in, or any outstanding loan or advance to or from, any Person, including any officer, director or shareholder, other than cash or cash equivalent investments.

         2.3 Capital Stock. As of the date hereof, the authorized capital stock of CP&I consists of FIVE HUNDRED (500) Common shares, without par value. The stock record book of CP&I has been delivered to the Purchaser for inspection prior to the date hereof and is complete and correct, and all requisite Federal and State documentary stamps have been affixed thereon and canceled. The CP&I Shares constitute all of the issued and outstanding shares of capital stock of CP&I, and all of the CP&I Shares are owned beneficially and of record by the Seller.

         2.4 Corporate Record Books. The corporate minute books of CP&I have been made available to the Purchaser, are complete and correct and contain all of the proceedings of the shareholders and directors of CP&I.

         2.5 Title to Stock. All of the issued and outstanding shares of the capital stock of CP&I that are, and at the Closing will be, owned by the Seller are duly authorized, validly issued, fully paid and nonassessable, and are free of all Liens (as defined in Section 12.3). Upon delivery of the Purchase Price to the Seller at the Closing, assuming the Purchaser buys in good faith without notice of any adverse claim (as defined in Section 8-302 of the Uniform Commercial Code), the Seller will convey and the Purchaser will acquire good title to the CP&I Shares, free and clear of all Liens or contractual restrictions or limitations whatsoever, other than any created by the Purchaser or arising under applicable federal and state securities laws.

         2.6 Options and Rights. There are no outstanding subscriptions, options, warrants, rights, securities, contracts, commitments, understandings or arrangements under which CP&I is bound or obligated to issue any additional shares of its capital stock or rights to purchase shares of its capital stock. There are no agreements, arrangements or understandings between the Seller and/or CP&I and any other Person (other than the Purchaser) regarding the CP&I Shares (or the transfer, disposition, holding or voting thereof).

         2.7 Authorization, Etc. CP&I has full power and authority and the Seller has full capacity to enter into this Agreement, the Employment Agreement, the Escrow Agreement, the Management Agreement, the Trust Agreement, the Option Agreement and the agreements and documents contemplated hereby to which CP&I or the Seller is a party, and perform their respective obligations hereunder and thereunder. The execution, delivery and performance of this

Agreement, the Employment Agreement, the Escrow Agreement, the Management Agreement, the Trust Agreement, the Option Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors of CP&I and no other corporate proceedings on its part are necessary to authorize this Agreement and the other agreements and transactions contemplated hereby. The Seller is entering into this Agreement, the Employment Agreement, the Escrow Agreement, the Trust Agreement, the Acquisition Agreement and the Option Agreement on the Seller's own volition, free from any undue influence or coercion. Upon execution and delivery of this Agreement, the Employment Agreement, the Escrow Agreement, the Management Agreement, the Trust Agreement, the Option Agreement and the Acquisition Agreement by the parties hereto this Agreement, the Employment Agreement, the Escrow Agreement, the Management Agreement, the Trust Agreement, the Option Agreement, the Acquisition Agreement and all other agreements contemplated hereby shall constitute the legal, valid and binding obligation of each of CP&I and the Seller party hereto, enforceable against each such party in accordance with their respective terms, except to the extent that the enforcement thereof may be limited by applicable
(i) bankruptcy, reorganization, insolvency, and similar laws affecting the enforcement of creditors' rights and (ii) equitable principles.

         2.8 No Violation. The execution and delivery by CP&I and the Seller of this Agreement, the Employment Agreement, the Escrow Agreement, the Management Agreement, the Trust Agreement, the Option Agreement, the Acquisition Agreement and any and all other agreements contemplated hereby to which CP&I or the Seller is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by CP&I and the Seller do not and will not, except as set forth on Schedule 2.8 attached hereto, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the capital stock or assets of CP&I pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or Authority pursuant to, the articles of incorporation or by-laws of CP&I or any Regulation, Order or Contract (as defined in Section 12.3) to which CP&I or the Seller is subject. CP&I and the Seller will comply with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement, the Employment Agreement, the Escrow Agreement, the Management Agreement, the Trust Agreement, the Option Agreement, the Acquisition Agreement and the transactions contemplated hereby.

         2.9 Financial Statements. Attached as Exhibit 2.9 hereto are the following financial statements of CP&I: (i) balance sheets (prepared on a cash basis) for the fiscal years ended December 31, 1994 and December 31, 1995 (the "Balance Sheets"), (ii) income statements (prepared on a cash basis) for the fiscal years ended December 31, 1994 and December 31, 1995 (the "Income Statements"), and (iii) balance sheet and income statement (prepared on a cash basis) for the six months ended June 30, 1996 (collectively, together with the Balance Sheets and the Income Statements, the "Financial Statements"). The balance sheets included in the Financial Statements fairly present the financial position of CP&I on a cash basis as at the respective dates thereof, and the income statements included in the Financial Statements (x) fairly present the results of operations for the periods therein referred to, on a cash basis (except as stated therein or in the notes or schedules thereto) applied on a consistent basis, and (y) fairly present the financial condition of CP&I at the respective date of on a cash basis, and for the period covered by, such statements; provided, however, that such Financial Statements are compilations which have not been prepared in accordance with GAAP. Except as set forth on
Schedule 2.9(a) attached hereto, CP&I has no liability, whether accrued, absolute or contingent, of a type required to be reflected on a balance sheet or described in the notes thereto in accordance with GAAP, other than (i) liabilities incurred since December 31, 1995, in the ordinary course of business consistent with past practice, (ii) liabilities reflected in the June 30, 1996 balance sheet, (iii) liabilities covered by insurance or reinsurance (a complete and detailed description of which is provided in Schedule 2.9(b)) and (iv) liabilities that would typically be reflected in footnotes of financial statements prepared in accordance with GAAP. Schedule 2.9(c) contains a complete list of the accounts payable of CP&I at September 30, 1996.

         2.10 Employees. CP&I has been for the past four years, and currently is, in compliance with all Federal, State and local Regulations and Orders affecting employment and employment practices of CP&I (including those Regulations promulgated by the Equal Employment Opportunity Commission), including terms and conditions of employment and wages and hours. Except as set forth on Schedule 2.18, CP&I does not maintain any "pension" and "welfare" benefit plans within the respective meanings of sections 3(2) and 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         2.11 Absence of Certain Changes. Since December 31, 1995, there has not been (a) any Material Adverse Change (as defined in Section 12.3) in respect of CP&I; (b) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect, with regard to CP&I's properties and business;
(c) any payment by CP&I to, or any notice to or acknowledgment by CP&I of any amount due or owing to, CP&I's self-insured carrier, if any, in connection with any self-insured amounts or liabilities under health insurance covering employees of CP&I, in each case, in excess of a reserve therefor on the balance sheet for the fiscal year ended December 31, 1995 included in the Financial Statements; (d) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of CP&I's capital stock (other than distributions made in accordance with past practices), or any redemption or other acquisition of such capital stock by CP&I; (e) except as set forth in Schedule 2.11, any increase in the rate of compensation or in the benefits payable or to become payable by CP&I to its directors, officers, employees or consultants (other than fees of professionals in connection with the transactions contemplated hereby); (f) any amendment, modification or termination of any existing, or entering into any new, contract, agreement, arrangement or plan relating to any salary, bonus, insurance, pension, health or other employee welfare or benefit plan for or with any directors, officers, employees or consultants of CP&I other than in the ordinary course of business consistent with past practice; (g) any entry into any material Contract not in the ordinary course of business, including without limitation relating to any borrowing or capital expenditure other than in the ordinary course of business consistent with past practice; (h) any disposition by CP&I of any asset other than in the ordinary course of business consistent with past practice; or (i) any change by CP&I in accounting methods or principles (except as noted in Schedule 2.11).

         2.12     Contracts.

                  (a) Except as set forth in Schedule 2.12 hereto, CP&I is neither a party to nor subject to any written or oral:

                           (i) pension, profit sharing, bonus, retirement, stock
                  option, stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan (other than as set forth in Schedule 2.18 hereto), or any Contract with any labor union;

                           (ii) employment or consultation agreement, or other
                  compensation Contract, commitment or arrangement, which is not terminable on notice of 30 days' or less by CP&I without penalty or other financial obligation (and, except as set forth on Schedule 2.12, no officer or employee of CP&I receives total salary, bonus and other compensation from CP&I of $30,000.00 or more per annum).

                           (iii) Contract containing covenants or agreements
                  limiting the freedom of CP&I or any of its employees to compete in any line of business presently conducted by CP&I with any Person or to compete in any such line of business in any area;

                           (iv) Contract with the Seller or with any affiliate
                  or relative of the Seller (except for any Contract disclosed in Schedule 2.12 pursuant to clauses (ii) or (iii) of this
                  Section 2.12(a));

                           (v) Contract relating to or providing for loans to
                  officers, directors, employees or Affiliates;

                           (vi) Contract under which CP&I has advanced or
                  loaned, or is obligated to advance or loan, funds to any Person;

                           (vii) Contract relating to the incurrence, assumption
                  or guarantee of any indebtedness, obligation or liability (in respect of money or funds borrowed), or otherwise pledging, granting a security interest in or placing a Lien on any asset of CP&I;

                           (viii) guarantee or endorsement of any obligation
                  other than endorsements of instruments in the ordinary course of business consistent with past practice;

                           (ix) Contract under which CP&I is lessee of or holds
                  or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $7,500.00;

                           (x) Contract pursuant to which CP&I is lessor of or
                  permits any third party to hold or operate any property, real or personal, owned or controlled by CP&I;

                           (xi) assignment, license, indemnification or Contract
                  with respect to any intangible property (including, without limitation, any Proprietary Rights (as defined in Section 12.3));

                           (xii) warranty Contract with respect to its services
                  rendered (or to be rendered) or its products sold or leased;

                           (xiii) Contract which prohibits, restricts or limits
                  in any way the payment of dividends or distributions by CP&I;

                           (xiv) Contract under which it has granted any Person
                  any registration rights (including piggyback rights) with respect to any securities;

                           (xv) Contract for the purchase, acquisition or supply
                  of inventory and other property and assets, whether for resale or otherwise in excess of $7,500.00;

                           (xvi) Contracts with independent agents, brokers,
                  dealers or distributors other than Contracts terminable by CP&I without penalty;

                           (xvii) sales, commissions, advertising or marketing
                  Contracts;

                           (xviii) Contracts providing for "take or pay" or
                  similar unconditional purchase or payment obligations;

                           (xix) Contracts with Persons with which, directly or
                  indirectly, the Seller also has a Contract;

                           (xx) Contract with a hospital, physician or other
                  health care provider or Person pursuant to which the cost of providing health care services to the patients covered by such Contract is assumed in whole or in part by such provider; or

                           (xxi) any other Contract which is material to CP&I's
                  operations or business prospects, except those which (x) were made in the ordinary course of business, (y) are terminable on 30 days' or less notice by CP&I without penalty or other financial obligation, and (z) in each case, involve aggregate payments by or to CP&I of $7,500.00 or less.

                  (b) Except as set forth on Schedule 2.8, no consent of any party to any Contract is required in connection with the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby.

                  (c) CP&I has performed in all material respects all obligations required to be performed by it and is not in default in any respect under or in breach of nor in receipt of any claim of default or breach under any material Contract to which CP&I is subject (including without limitation all performance bonds, warranty obligations or otherwise); no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance under any material Contract to which CP&I is subject (including without limitation all performance bonds, warranty obligations or otherwise); CP&I does not have any present expectation or intention of not fully performing all such obligations; CP&I does not have any knowledge of any breach or anticipated breach by the other parties to any such Contract to which it is a party.

         2.13 True and Complete Copies. Copies of all written Contracts and documents delivered and to be delivered hereunder by the Seller or CP&I are and will be true and complete copies of such agreements, contracts and documents.

         2.14     Title and Related Matters.

                  (a) CP&I has good title to all of the properties and assets reflected as owned by it in the balance sheet for the fiscal year ended December 31, 1995 included in the Financial Statements or acquired after the date thereof and except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business, free and clear of all Liens, except Permitted Liens (as defined in Section 12.3).

                  (b) CP&I will on the Closing Date own, good title to all the personal property and assets, tangible or intangible, used in its laboratory business except as to those assets leased or licensed, all of which leases or licenses are in good standing and no party is in default thereunder. Except as set forth on Schedule 2.14, none of the assets belonging to or held by CP&I will be, on the Closing Date, subject to any (i) Contracts of sale or lease, or (ii) Liens other than Permitted Liens. Except for normal breakdowns and servicing requirements, all machinery and equipment regularly used by CP&I in the conduct of its laboratory business is in good operating condition and repair, ordinary wear and tear excepted.

                  (c) There has not been since December 31, 1995, and will not be prior to the Closing Date, any sale, lease, or any other disposition or distribution by CP&I of any of its assets or properties and any other assets now or hereafter owned by it, except (i) transactions in the ordinary and regular course of business, (ii) the transactions contemplated by Section 4.9, and (iii) as otherwise consented to by the Purchaser. At the Closing, CP&I will own, or have the right to use, all properties and assets that are currently used in connection with the non-medical practice business of the Seller.

                  (d) Schedule 2.14 attached hereto also sets forth a description of all real and personal property in excess of $1,000 owned or leased by CP&I (as it relates to its laboratory business).

         2.15 Litigation. Except as set forth in Schedule 2.15, there is no Claim (as defined in Section 12.3) pending or, to the best knowledge of the Seller and CP&I, threatened against either of the Seller or CP&I which, if adversely determined, would have a Material Adverse Effect on CP&I. Nor is there any Order outstanding against either the Seller or CP&I having, or which, insofar as can reasonably be foreseen, in the future may have, a Material Adverse Effect on CP&I. The Seller agrees to indemnify and hold the Purchaser harmless from any loss, charge, expense, Claim or liability with respect to the litigation set forth on Schedule 2.15.

         2.16     Tax Matters.

                  (a) CP&I has filed all federal, state, and local tax reports, returns, information returns and other documents (collectively, the "Tax Returns") required to be filed with any federal, state, local or other taxing authorities (each a "Taxing Authority", collectively, the "Taxing Authorities") in respect of all relevant taxes, including without limitation income, premium, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, occupational and interest equalization, windfall profits, severance (including interest and penalties) (collectively, the "Taxes") and in accordance with all tax sharing agreements to which the Seller or CP&I may be a party. Except as provided in Section 6.15, all Taxes required to be paid on or prior to the Closing Date have been paid, including any of CP&I's Taxes due as a result of the consummation of the transactions contemplated by this Agreement. All Taxes which are required to be withheld or collected by CP&I have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable laws. There are no Liens for Taxes upon any property or assets of CP&I except for liens for Taxes not yet due and payable. Neither the Seller nor CP&I has executed a waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), is correct and in compliance with the Internal Revenue Code of 1986, as amended and the regulations thereunder (the "Code").

                  (b) No audit of CP&I or CP&I's Tax Returns by any Taxing Authority is currently pending or threatened, and no issues have been raised by any Taxing Authority in connection with any Tax Returns. No material issues have been raised in any examination by any Taxing Authority with respect to CP&I which reasonably could be expected to result in a proposed deficiency for any other period not so examined, and there are no unresolved issues or unpaid deficiencies relating to such examinations. The items relating to the business, properties or operations of CP&I on the Tax Returns filed by or on behalf of CP&I for all taxable years (including the supporting schedules filed therewith), available copies of which have been supplied to the Purchaser, state accurately the information requested with respect to CP&I and such information was derived from the books and records of CP&I, except for the Tax Liability referred to in Section 6.15.

                  (c) CP&I has not made nor has become obligated to make, nor will as a result of any event connected with the Closing become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

         2.17 Compliance with Law and Applicable Government Regulations. CP&I is presently complying in respect of its operations, equipment, practices, real property, plants, laboratories, structures, and other property, and all other aspects of its business and operations, with all applicable Regulations and Orders, including, but not limited to, Health Care Laws (as defined in Section 12.3), all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety where such failure or failures would individually or in the aggregate have a Material Adverse Effect. There are no Claims pending, nor to the best knowledge of CP&I are there any Claims threatened, nor has the Seller received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over CP&I, including any requirement of OSHA or any pollution and environmental control agency (including air and water).

                  (a) Schedule 2.17(a) attached hereto sets forth all permits, licenses, provider numbers, orders, franchises and approvals (collectively, "Permits") from all Federal, state, local and foreign governmental regulatory bodies held by CP&I for its laboratory business. The Permits listed on Schedule 2.17(a) are the only Permits that are required for CP&I to conduct its laboratory business as presently conducted, except for those the absence of which would not have any Material Adverse Effect in respect of CP&I. Each such Permit is in full force and effect and, to the best of the knowledge of CP&I, no suspension or cancellation of any such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

                  (b) CP&I has licenses to provide health care services in the jurisdictions set forth in Schedule 2.17(b) hereto, which such licenses are all those necessary to conduct the laboratory business of CP&I in the jurisdictions in which CP&I presently operates. Except as set forth on Schedule 2.17(b), neither the Seller nor CP&I is aware of any event, transaction, correspondence or circumstance (other than lapse of time) which would have, or could foreseeably have, a Material Adverse Effect on one or more of such licenses.

         2.18     ERISA and Related Matters.

                  (a) Benefit Plans; Obligations to Employees. Except as set forth in Schedule 2.18 hereto, neither CP&I, nor any ERISA Affiliate of CP&I, is a party to or participates in or has any liability or contingent liability with respect to:

                           (i) any "employee welfare benefit plan" or "employee
                  pension benefit plan" or "multi-employer plan" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of ERISA);

                           (ii) any retirement or deferred compensation plan,
                  incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA); or

                           (iii) any employment agreement not terminable on 30
                  days' or less written notice, without further liability.

                           For purposes of this Section, the term "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with CP&I would be deemed a "single employer" within the meaning of Section 4001(b)(i) of ERISA.

                  (b) Plan Documents and Reports. A true and correct copy of each of the Benefit Plans listed on Schedule 2.18, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements, each as in effect on the date hereof, has been supplied to the Purchaser. In the case of any Benefit Plan that is not in written form, the Purchaser has been supplied with an accurate description of such Benefit Plan as in effect on the date hereof. A true and correct copy of the three most recent annual reports and accompanying schedules, the three most recent actuarial reports, and the most recent summary plan description and Internal Revenue Service determination letter with respect to each such Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Benefit Plan has been supplied to the Purchaser by CP&I, and there have been no material changes in the financial condition in the respective Plans from that stated in the annual reports and actuarial reports supplied.

                  (c) Compliance with Laws; Liabilities. As to all Benefit Plans, except as otherwise specified on Schedule 2.18, CP&I is in compliance in all material respects with the terms of all Benefit plans and every Benefit Plan is in compliance with all of the requirements and provisions of ERISA and all other laws and regulations applicable thereto, including without limitation the timely filing of all annual reports or other filings required with respect to such Benefit Plans. None of the assets of any Benefit Plan are invested in employer securities or employer real property, as those terms are defined in
         Section 407(d) of ERISA. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan and neither CP&I nor any ERISA Affiliate of CP&I has otherwise engaged in any prohibited transaction. There has been no "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in Section 4043(b) of ERISA occurred with respect to any Benefit Plan. Actuarially adequate accruals for all obligations or contingent obligations under the Benefit Plans are reflected in CP&I's balance sheet for the fiscal year ended December 31, 1995 included in Financial Statements provided to the Purchaser and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the plan years which include the closing date.

         2.19     Intellectual Property.

                  (a) Except as set forth on Schedule 2.19, CP&I has no trade name, service mark, patent, copyright or trademark related to its business.

                  (b) CP&I has the right to use each Proprietary Right listed in
         Schedule 2.19, and except as otherwise set forth therein, each of such Proprietary Rights is, and will be on the Closing Date, free and clear of all royalty obligations and Liens. There are no Claims pending, or to the best knowledge of the Seller, threatened, against the Seller that its use of any of the Proprietary Rights listed on Schedule 2.19 infringes the rights of any Person. The Seller has no knowledge of any conflicting use of any of such Proprietary Rights.

                  (c) CP&I is not a party in any capacity to any franchise, license or royalty agreement respecting any Proprietary Right and there is no conflict known to the Seller with the rights of others in respect to any Proprietary Right now used in the conduct of its business.

                  (d)      Internal Software Applications.

                           (i) Owned Software. The current software applications
                  used by CP&I in the operation of its business, as set forth and described on Schedule 2.19(d) hereto (the "Software"), to the extent it has been designed or developed by CP&I's management information or development staff or by consultants on CP&I's behalf, is original and capable of copyright protection in the United States, and CP&I has complete rights to and ownership of such Software. To the Seller's knowledge, no part of any such Software is an imitation or copy of, or infringes upon, the software of any other Person or violates or infringes upon any common law or statutory rights of any other Person, including, without limitation, contractual rights, copyrights and trade secrets. CP&I has not sold, assigned, licensed, distributed or in any other way disposed of or encumbered the Software.

                           (ii) Licensed Software. The Software, to the extent
                  it is licensed from any third party licensor or constitutes "off-the-shelf" or "tailored" software, is held by CP&I legitimately and is fully useable by the Purchaser without any third party consent. All of CP&I's computer hardware regularly used by CP&I in its business has legitimately-licensed software installed therein.

                           (iii) No Errors; Nonconformity. The Seller and CP&I,
                  to the best of their respective knowledge, after due inquiry of employees and agents of CP&I who work with or are knowledgeable about CP&I's computers and software, warrant that the Software is free from any significant software defect or programming or documentation error, operates and runs in a reasonable and efficient business manner.

         2.20 Environmental Matters. Except as disclosed in Schedule 2.20: (a) neither CP&I's business nor the operation thereof violates any applicable Environmental Law (as defined in Section 12.3) in effect as of the date hereof and no condition or occurrence (any accident, happening or event which occurs or has occurred at any time prior to the Closing Date, which results in or could result in a Claim against CP&I or the Purchaser or creates or could create a liability or loss for CP&I or the Purchaser) which, with notice or the passage of time or both, would constitute a violation of any Environmental Law; (b) CP&I is in possession of all Environmental Permits (as defined in Section 12.3) required under any applicable Environmental Law for the conduct or operation of CP&I's laboratory business, and CP&I is in full compliance with all of the requirements and limitations included in such Environmental Permits; (c) CP&I has not stored or used and is not storing or using any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at any of its property or facilities except for inventories of chemicals which are used or to be used in the ordinary course of CP&I's business (which inventories have been sorted or used in accordance with all applicable Environmental Permits and all Environmental Laws, including all so-called "Right to Know" laws); (d) CP&I has not received any notice from any Authority or any private Person that CP&I's business or the operation of any of its facilities is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any of CP&I's property, or at, on or beneath any land adjacent thereto or in connection with any waste or contamination site; (e) To the knowledge of CP&I or the Seller, CP&I is not the subject of any Federal, state, local, or private Claim involving a demand for damages or other potential liability with respect to a violation of Environmental Laws or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased, or operated by CP&I; (f) CP&I has not buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous or wastes, substances or materials on, beneath or adjacent to any of its property or any property adjacent thereto in violation of any applicable Environmental Law; (g) no by-products of any manufacturing process employed in the operation of CP&I's business which may constitute pollutants, contaminants or hazardous or toxic wastes, substances or materials under any Environmental Law are currently stored or otherwise located on any of CP&I's property in a manner that violates any applicable Environmental Law; (h) no property now or previously owned, leased or operated by CP&I, is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up; (i) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by CP&I that would subject CP&I to Claims for violation of any applicable Environmental Law; (j) CP&I has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material Claims against CP&I for any remedial work, damage to natural resources or personal injury, including Claims under CERCLA; and (k) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property now or previously owned or leased by CP&I that would subject CP&I to Claims for violation of any applicable Environmental Law. CP&I has timely filed all reports required to be filed with respect to all of its property and facilities and has generated and maintained all required data, documentation and records under all applicable Environmental Laws.

         2.21 Dealings with Affiliates. Schedule 2.21 hereto sets forth a complete list, including the parties, of all oral or written agreements and arrangements to which CP&I is, will be or has been a party, at any time from January 1, 1994 to the Closing Date, and to which any one or more Affiliates is also a party, to the extent that either CP&I or any of such Affiliates will have any rights or obligations or any liabilities thereunder after the Closing Date, other than the Employment Agreement, this Agreement, the Contingent Note and the Lease.

         2.22 Banking Arrangements. Schedule 2.22 attached hereto sets forth the name of each bank in or with which CP&I has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all Persons currently authorized to draw thereon or having access thereto. CP&I has no liability or obligation relating to funds or money borrowed by or loaned to CP&I (whether under any credit facility, line of credit, loan, indenture, advance, pledge or otherwise), other than accounts payable in the ordinary course of business consistent with past practice.

         2.23 Insurance. Schedule 2.23 attached hereto sets forth a list and brief description, including dollar amounts of coverage, of all policies of fire, liability, professional liability and other forms of insurance held by CP&I as of the date hereof. Such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Except as set forth in
Section 2.15, neither CP&I nor the Seller know of any event that has occurred which might reasonably (a) form the basis for any Claim against CP&I not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (b) result in material increase in insurance premiums of CP&I.

         2.24 Consents. Schedule 2.24, annexed hereto, sets forth a complete list of consents of Authorities required to be received by or on the part of CP&I and the Seller to enable CP&I or the Seller to enter into and carry out this Agreement in all material respects. All such requisite consents have been, or prior to the Closing will have been, obtained.

         2.25 Investment Representations. In the event, in connection with this Agreement or any agreement or transaction contemplated hereby, AmeriPath offers or sells, or is deemed to offer or sell, any securities of AmeriPath to the Seller (including AmeriPath Stock pursuant to Section 1.3), then the Seller hereby represents and warrants to AmeriPath as follows:

                  (a) The Seller has been offered, and up to the Closing Date and the time(s) of issuance of the AmeriPath Stock shall be offered, the opportunity to ask questions of, and receive answers from, AmeriPath and its Subsidiaries, and the Seller has been given full and complete access to all available information and data relating to the business and assets of AmeriPath and its Subsidiaries, has obtained such additional information about AmeriPath and its Subsidiaries which the Seller has deemed necessary in order to evaluate the opportunities, both financial and otherwise, with respect to AmeriPath and, except as set forth herein, has not relied on any representation, warranty or other statement concerning the Purchaser and its Subsidiaries in his evaluation of the decision to consummate the transactions contemplated herein. On the basis of the foregoing, the Seller is familiar with the operations, business plans and financial condition of AmeriPath.

                  (b) The Seller understands, agrees and acknowledges that the AmeriPath Stock has not been registered under the Securities Act or the Securities Act of Ohio in reliance upon exemption provisions contained therein which AmeriPath believes are available based upon representations made herein by the Seller.

                  (c) The Seller understands that he must bear the economic risk of the AmeriPath Stock, if and when issued to the Seller, for an indefinite period of time because, except as provided in this Agreement, (i) the Seller understands that AmeriPath proposes to issue and deliver the shares of AmeriPath Stock issuable in accordance with this Agreement, without compliance with the registration requirements of the Securities Act, that for such purpose AmeriPath will rely upon the representations, warranties, covenants and agreements contained herein; and that such noncompliance with registration is not permissible unless such representations and warranties are correct and such covenants and agreements are performed at and as of the time of issuance; (ii) the Seller understands that, under existing rules of the SEC, there are substantial restrictions in the transferability of his shares of AmeriPath Stock; his shares of AmeriPath Stock may be transferred only if registered under the Securities Act or if an exemption from such registration is available; the Seller may not be able to avail himself of the provisions of

         Rule 144 promulgated by the SEC under the Securities Act with respect to the transfer of such shares; (iii) the AmeriPath Stock may not be sold, transferred, pledged, or otherwise disposed of without an opinion of counsel for or reasonably satisfactory to AmeriPath that registration under the Securities Act or any applicable state securities laws is not required; and (iv) AmeriPath neither has an obligation to register a sale of the AmeriPath Stock held by the Seller nor has it agreed to do so in the future.

                  (d) The Seller is an "accredited investor", as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act in that, as of the date of this Agreement, he either (a) (either individually or jointly with his spouse) has a net worth in excess of $1,000,000; or (b) had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years, and reasonably expects reaching the same income level in the current year.

                  (e) The Seller is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the shares of AmeriPath Stock and the Seller's financial position is such that the Seller can afford to retain his shares of AmeriPath Stock for an indefinite period of time without realizing any direct or indirect cash return on the Seller's investment.

                  (f) The Seller is acquiring his shares of AmeriPath Stock for the Seller's own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

                  (g) The Seller understands that the certificates evidencing his shares of AmeriPath Stock, when and if issued, will bear appropriate restrictive legends.

         2.26 Accounts Receivable; Inventories. The accounts receivable of CP&I reflected on Schedule 2.26 attached hereto on the date hereof are good, valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and, to the best of the Seller's knowledge, are collectible, subject to allowances, adjustments and write-offs in the ordinary course of business consistent with past practice. The inventories reflected on the balance sheets included in the Financial Statements, and the inventories held by CP&I on the date hereof, (i) do not include any items which are not usable or saleable in the ordinary course of business of CP&I, and (ii) have been reflected on such balance sheets at the lower of cost or market value (taking into account the usability or salability thereof), in accordance with GAAP. All such inventories are owned free and clear and are not subject to any Lien except to the extent reserved against or reflected in the Financial Statements. Since December 31, 1995, inventories of raw materials and supplies have been purchased by CP&I in the ordinary course of business, consistent with anticipated seasonal requirements, and the volumes of purchases thereof and orders therefor have not been reduced or otherwise changed in anticipation of the transactions contemplated by this Agreement. CP&I is not aware of any material adverse conditions affecting the supply of materials available to CP&I, and, to the best knowledge of CP&I, the consummation of the transactions contemplated hereby will not adversely affect any such supply.

         2.27 Brokerage. Neither CP&I nor the Seller has employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from CP&I or the Seller, or from the Purchaser or its Affiliates, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby; provided, however, that the Seller has engaged Haverford Healthcare Advisors (the "Haverford"), to act as broker and financial consultant in connection with the transactions contemplated by this Agreement, and in the event the transactions contemplated by this Agreement are consummated, Haverford shall be entitled to a specified fee to be paid by the Seller. The Seller is solely responsible for paying the fees and expenses of Haverford.

         2.28 Improper and Other Payments. Except as set forth on Schedule 2.28 hereto, (a) neither CP&I, any director, officer, employee thereof, nor, to CP&I's knowledge, any agent or representative of CP&I nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person or Authority, (b) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made, and (c) the internal accounting controls of CP&I are believed by CP&I's management to be adequate to detect any of the foregoing under current circumstances.

         2.29 Participation in Audits. Except as set forth in Schedule 2.29, CP&I has not been informed of any Recoupment Claims (as hereinafter defined) arising in connection with audits or reviews conducted by Medicaid, Medicare or private insurance companies. To the best of the knowledge of CP&I and the Seller there is no basis for any Recoupment Claims based upon cost reports, claims or bills submitted or to be submitted in connection with services rendered by CP&I. For purposes of this Section 2.29 the term "Recoupment Claim" shall mean any recoupment or overpayment, set-off, penalty or fine, pending or to the knowledge of CP&I and the Seller threatened by any third-party payor or governmental authority having jurisdiction over CP&I for amounts arising from or related to payments to CP&I for services rendered prior to the Closing.

         2.30     Health Care Laws & Regulations.

                  (a) Fraud and Abuse. Except as set forth on Schedule 2.30(a), to the best of the Seller's and CP&I's knowledge, CP&I and its officers, directors, employees, shareholders and providers, have not engaged in any activities which are prohibited under federal Medicaid statues, 42 U.S.C. Section 1320a-7a and 7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct or which otherwise could constitute fraud, including but not limited to the following: (i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; and (iv) soliciting, paying or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such enumeration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicaid; subject, in the case of (iv) to the lack of clarity in the law relating to the marketing of Medicare risk products by brokers.

                  (b) Third-Party Payors. All Contracts with third-party payors were entered into by CP&I in the ordinary course of business. CP&I will have made available to the Purchaser, as of the Closing Date, an accurate and complete list of all third-party payors which have agreements with CP&I (as set forth on Schedule 2.30(b)), together with accurate and complete copies of all such Contracts. Except as set forth on Schedule 2.30(b), CP&I is in compliance with each third-party payor's Contract, and CP&I has properly charged and billed in accordance with the terms of those Contracts, including, where applicable, billing and collection of all deductibles and co-payments.

                  (c) Compliance with Medicare and Medicaid Programs. CP&I has timely and accurately filed all requisite claims and other reports required to be filed in connection with all state and federal Medicare and Medicaid programs in which CP&I participates due on or before the Closing Date except to the extent that the failure to file such claims and reports would not result in a Material Adverse Effect on CP&I. Except as set forth on Schedule 2.30(c) hereto, there are no Claims pending or, to CP&I's knowledge, threatened or scheduled before any Authority, including without limitation, any intermediary, carrier, the Administrator of the Health Care Financing Administration, the Department of Health and Rehabilitative Services, the Agency for Health Care Administration or any other state or federal agency with respect to any Medicare and Medicaid claim filed by CP&I on or before the Closing Date, or program compliance matters, which would have a Material Adverse Effect on CP&I, or its assets, the operations or utility thereof, or the consummation of the transactions contemplated hereby. CP&I has delivered to the Purchaser accurate and complete copies of any Claims, actions or appeals listed on Schedule 2.30(c). Except for routinely scheduled reviews pursuant to CP&I's Medicare and Medicaid Contracts, no valid review or program integrity review related to CP&I has been conducted by any Authority in connection with the Medicare or Medicaid programs and no such review is scheduled, or to CP&I's knowledge, pending or threatened against or affecting CP&I, its business, assets, or the consummation of the transactions contemplated hereby.

                  (d) Rate Limitations and Rates. Each facility currently operated by CP&I charges rates and accordingly bills for services which are legal and proper, and CP&I's standard and Medicare rates are set forth on Schedule 2.30(d). Certain reimbursement rates established by third-party payors are subject to retrospective adjustment, which adjustments are set forth on said Schedule 2.30(d).

                  (e) Reimbursement Documentation. CP&I has filed when due any and all cost reports and other documentation and reports, if any, required to be filed by third-party payors and governmental agencies in compliance with applicable contractual provisions and/or laws, regulations and rules.

                  (f) Patient Referrals. No Person having a "financial relationship" with CP&I, as that term is defined in 42 U.S.C. Section 1395nn, has referred patients or services directly or indirectly to CP&I, other than referrals which comply with the requirements of 42 U.S.C. Section 1395nn and the regulations promulgated pursuant thereto.

         2.31 Financial Condition at Closing. At and as of Closing, CP&I shall have current assets less liabilities ("Positive Working Capital") of not less than $141,000.00.

         2.32 Disclosure. Neither this Agreement nor any of the exhibits, attachments, or schedules hereto supplied to the Purchaser by or on behalf of the Seller or CP&I with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading in light of the circumstances in which made.

         2.33 Limitation. The Seller and CP&I make no representations or warranties of any kind, express or implied, concerning the Management Agreement (as hereinafter defined), notwithstanding anything to the contrary in this
Article II.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Seller as follows:

         3.1 Corporate Organization, etc. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. The Purchaser is duly qualified or licensed to do business in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, the proposed conduct of its business or ownership or lease of its properties, require it to be so qualified or licensed and the failure to be so qualified or licensed would have a Material Adverse Effect on its business. True, complete and correct copies of the

Purchaser's certificate of incorporation and by-laws, as presently in effect, are attached hereto as Exhibit 3.1.

         3.2 Subsidiaries. As of September 25, 1996, other than the subsidiaries of the Purchaser listed in Schedule 3.2 hereto, the Purchaser has no Subsidiaries.

         3.3 Authorization, Etc. The Purchaser has full corporate power and authority to enter into this Agreement, the Management Agreement, the Trust Agreement, the Escrow Agreement and the Contingent Notes and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement, the Employment Agreement, the Contingent Notes, the Management Agreement, the Trust Agreement, the Escrow Agreement and the other agreements and transactions contemplated hereby, and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby and thereby. Upon execution and delivery of this Agreement, the Employment Agreement, the Trust Agreement, the Management Agreement and the Escrow Agreement by the parties hereto and thereto this Agreement, the Employment Agreement, the Trust Agreement, the Management Agreement and the Escrow Agreement shall, and upon issuance of the Contingent Notes in accordance with the provisions hereof the Contingent Notes shall, constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except to the extent that the enforcement thereof may be limited by applicable (i) bankruptcy, reorganization, insolvency, and similar laws affecting the enforcement of creditors' rights and
(ii) equitable principles.

         3.4 No Violation. The execution, delivery and performance by the Purchaser of this Agreement, the Management Agreement, the Trust Agreement, the Escrow Agreement, the Contingent Notes and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) result in a violation of, or (c) require any authorization, consent, approval, exemption or other action by or notice to any Authority pursuant to, the certificate of incorporation or by-laws of the Purchaser, or any Regulation to which the Purchaser is subject, or any Contract or Order to which the Purchaser or its properties are subject. The Purchaser will comply with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement, the Employment Agreement, the Management Agreement, the Trust Agreement, the Escrow Agreement, the Contingent Notes, as applicable, and the transactions contemplated hereby and thereby.

         3.5 Governmental Authorities. The Purchaser has complied in all material respects with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement, the Trust Agreement, the Management Agreement, the Contingent Notes and the agreements and transactions contemplated hereby and thereby. The Purchaser is not required to submit any notice, report, or other filing with any governmental authority in connection with its execution or delivery of this Agreement, the Management

Agreement, the Trust Agreement, the Contingent Notes or the consummation of the transactions contemplated hereby and thereby. No authorization, consent, approval, exemption or notice is required to be obtained by the Purchaser in connection with its execution, delivery, and performance of this Agreement, the Management Agreement, the Trust Agreement, the Contingent Notes and the agreements and transactions contemplated hereby and thereby.

         3.6 Issuance of AmeriPath Stock. All shares of AmeriPath Stock required to be issued by AmeriPath to the Seller, in accordance with the terms and subject to the conditions set forth in this Agreement, shall, upon issuance and delivery, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens and adverse Claims, except as provided in this Agreement.

         3.7 Financial Statements. Attached as Exhibit 3.7 hereto are the following financial statements of AmeriPath ("American Laboratory Associates, Inc.," the predecessor company): audited balance sheet, income statement, and statement of cash flows and related notes thereto, for the fiscal years ended December 31, 1995 and 1994 (the "Audited Financial Statements"), and (ii) AmeriPath's consolidated balance sheet (unaudited), consolidated income statement (unaudited) and statement of cash flows (unaudited), for the six month period ended June 30, 1996 (collectively, together with the Audited Financial Statements, the "AmeriPath Financial Statements"). The balance sheets included in the AmeriPath Financial Statements fairly present the financial position of AmeriPath in accordance with GAAP, as at the respective dates thereof, and the income statements included in the Financial Statements (x) fairly present the results of operations for the periods therein referred to, all in accordance with GAAP applied on a consistent basis, and (y) fairly present the financial condition of AmeriPath as of the respective dates and for the periods covered by, such statements. As used in this Section 3.7, "AmeriPath" means and refers to the predecessor business and operations of AmeriPath, before AmeriPath and its subsidiaries were reorganized into a holding company structure (which took place effective February 29, 1996).

         3.8 Capitalization; Options. As of the date hereof, the authorized capital stock of AmeriPath consists of (i) 8,000,000 shares of Common Stock and
(ii) 5,000,000 shares of Preferred Stock, $.01 par vale per share. The stock record book of AmeriPath has been made available to CP&I for inspection prior to the date hereof and is complete and correct, and all requisite Federal and State documentary stamps have been affixed thereon and canceled. Except as set forth on Schedule 3.8 hereof and other than securities issuable or to be issuable in connection with acquisitions of pathology practices or the Purchaser's predecessor there are no outstanding subscriptions, options, warrants, rights, securities, contracts, commitments, understandings or arrangements under which AmeriPath is bound or obligated to issue any additional shares of its capital stock or rights to purchase shares of its capital stock. Except as set forth on
Schedule 3.8, other than the Shareholders' Agreement, agreements related to acquisitions of pathology practices or the Purchaser's predecessor and the Purchaser's credit facility, there are no agreements, arrangements or understandings between the Purchaser and any other Person regarding the AmeriPath Stock (or the transfer, disposition, holding or voting thereof). True, correct and complete copies of the Shareholders' Agreement, the Purchaser's credit facility and each of the agreements referred to in Schedule 3.8 have been furnished to the Seller.

         3.9 Compliance with Material Laws and Regulations. AmeriPath is presently complying in respect of its operations, equipment, practices, real property, plants, laboratories, structures, and other property, and all other aspects of its business and operations, with all applicable Regulations and Orders, including, but not limited to, Health Care Laws, all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety where such failure or failures would individually or in the aggregate have a Material Adverse Effect. There are no Claims pending, nor to the best knowledge of AmeriPath are there any Claims threatened, nor has the Company received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over AmeriPath, including any requirement of OSHA or any pollution and environmental control agency (including air and water). AmeriPath has licenses to provide health care services in each jurisdiction in which it currently operates.

         3.10 Litigation. Except as set forth in Schedule 3.10, there is no Claim pending or, to the best knowledge of the Purchaser, threatened against the Purchaser which, if adversely determined, would have a Material Adverse Effect on the Purchaser. Nor is there any Order outstanding against the Purchaser having, or which, insofar as can reasonably be foreseen, in the future may have, a Material Adverse Effect on the Purchaser.

         3.11 Insurance. Schedule 3.11 attached hereto sets forth a list and brief description, including dollar amounts of coverage, of all policies of fire, liability, professional liability and other forms of insurance held by AmeriPath. Such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently.

         3.12 Disclosure. Neither this Agreement nor any of the exhibits, attachments, or schedules supplied to the Seller by or on behalf of the Purchaser with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.

                                   ARTICLE IV

                             COVENANTS OF THE SELLER

         From the date hereof until the Closing, except as otherwise consented to or approved by the Purchaser in writing, CP&I covenants and agrees that it shall act, and the Seller shall cause CP&I to so act or refrain from acting where required hereinafter, to comply with the following:

         4.1 Regular Course of Business. CP&I shall operate its business diligently and in good faith and in the ordinary and usual course, consistent with past management practices; shall maintain its properties in good order and condition consistent with past practice, shall maintain (except for expiration due to lapse of time) all material leases and Contracts in effect without change except as expressly provided herein; shall comply with the provisions of all Regulations and Orders applicable to CP&I and the conduct of its respective business; shall not cancel, release, waive or compromise any debt, Claim or right in its favor except in the ordinary course of business; shall not alter the rate or basis of compensation of any of its officers, directors or employees; shall maintain insurance coverage as in effect on the date hereof up to the Closing Date; and shall preserve the business of CP&I intact except as provided in Section 4.9, and use its reasonable efforts to keep available for CP&I and the Purchaser the services of the officers and employees of CP&I, and to preserve the good will of clients, patients, suppliers and others having business relations with CP&I.

         4.2 Amendments. No change or amendment shall be made in the articles of incorporation or by-laws of CP&I. CP&I shall not merge with or into or consolidate with any other corporation or Person, acquire substantially all of the assets of any Person or change, except as provided in Section 4.9, the character of its business.

         4.3 Capital Changes; Pledges. Except as contemplated under this Agreement, CP&I shall not issue or sell any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants to purchase or rights to subscribe to, any shares of its capital stock and CP&I shall not pledge or otherwise encumber any shares of its capital stock.

         4.4 Dividends. CP&I shall not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock to the extent that any such distribution would result in a breach of Section 2.31, nor shall CP&I, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock.

         4.5 Capital and Other Expenditures. CP&I shall not make any capital expenditures, or commitments with respect thereto, except in the ordinary course of business consistent with past practice.

         4.6 Cash and Cash Equivalents. Cash and cash equivalents shall not be expended to the extent such expenditure would result in a breach of Section 2.31.

         4.7 Borrowing. CP&I shall not incur, assume or guarantee any indebtedness, obligations or liabilities not reflected on the Financial Statements (or the balance sheets included therein) except in the ordinary course of business consistent with past practice or for purposes of consummation of the transactions contemplated by this Agreement.

         4.8 Other Commitments. Except as set forth in this Agreement or incurred or transacted in the ordinary course of business, or permitted in writing by the Purchaser, CP&I shall not enter into any transaction or make any commitment or incur any obligation (including entering into any real property leases).

         4.9 Transfer of Business. Prior to the Closing, CP&I shall transfer to another Person certain of the assets and cause such person to assume all of the liabilities relating to the medical practices of Drs. Michel, Petroff and Wieselthier, other than those assets and liabilities of the laboratory business as set forth on Schedule 4.9 hereto, which Schedule sets forth all the material assets and liabilities to be retained by CP&I.

         4.10 Interim Financial Information. To the extent prepared and available, CP&I shall supply the Purchaser with unaudited financial statements (including, without limitation, balance sheets and statements of revenues and expenses) and information for each calendar month, promptly following the conclusion of such month, and as the Purchaser may otherwise reasonably request.

         4.11     Full Access and Disclosure.

                  (a) CP&I shall afford to the Purchaser and its counsel, accountants and other authorized representatives reasonable access during business hours to CP&I's facilities, properties, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of CP&I; and the Seller shall cause CP&I's officers, employees and auditors to furnish such additional financial and operating data and other information as the Purchaser shall from time to time reasonably request including, without limitation, any internal control recommendations applicable to CP&I made by CP&I's independent auditors in connection with any examination of CP&I's Financial Statements and books and records.

                  (b) From time to time prior to the Closing Date, CP&I shall promptly supplement or amend information previously delivered to the Purchaser with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth herein or disclosed.

                  (c) The Seller shall fully cooperate with any "due diligence" examination performed by the Purchaser with respect to the business of CP&I.

         4.12 Confidentiality. The Seller and CP&I shall, and shall cause its principals, officers and other personnel and authorized representatives to, hold in confidence, and not disclose to any other party without the Purchaser's prior consent, all written and oral information furnished or disclosed by or received from the Purchaser or its officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.

         4.13 Fulfillment of Conditions Precedent. CP&I and the Seller shall use their reasonable efforts to obtain at their expense, on or prior to the Closing Date, all such waivers, Permits, consents, approvals or other authorizations from third parties and Authorities, and to do all things as may be necessary or desirable in connection with the transactions contemplated by this

Agreement in order to fully and expeditiously consummate the transactions contemplated by this Agreement.

                                    ARTICLE V

                           COVENANTS OF THE PURCHASER

         The Purchaser hereby covenants and agrees with CP&I and the Seller that prior to the Closing or the termination of this Agreement:

         5.1 Confidentiality. The Purchaser shall, and shall cause its principals, officers and other personnel and authorized representatives to, hold in confidence, and not disclose to any other party without the Seller's prior consent, all information received by it from the Seller or CP&I's officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.

         5.2      Full Access and Disclosure.

                  (a) The Purchaser shall afford to CP&I and the Seller, and their counsel, accountants and other authorized representatives reasonable access during business hours to the Purchaser's facilities, properties, books and records in order that the Seller may have full opportunity to make such reasonable investigations as they shall desire to make of the affairs of the Purchaser; and the Purchaser shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Seller shall from time to time reasonably request including, without limitation, any internal control recommendations applicable to the Purchaser made by the Purchaser's independent auditors in connection with any examination of the Purchaser's financial statements and books and records.

                  (b) From time to time prior to the Closing Date, the Purchaser shall promptly supplement or amend information previously delivered to CP&I and/or the Seller with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth herein or disclosed.

                  (c) The Purchaser shall fully cooperate with any "due diligence" examination performed by CP&I or the Seller with respect to the business of the Purchaser. For purposes of this Section 5.2, "Purchaser" shall mean and include AmeriPath and its Subsidiaries.

         5.3 Fulfillment of Conditions Precedent. The Purchaser shall use its reasonable efforts to obtain at its expense, on or prior to the Closing Date, all such waivers, Permits, consents, approvals or other authorizations from third parties and Authorities, and to do all things as may be necessary or desirable in connection with the transactions contemplated by this Agreement in order to fully and expeditiously consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                OTHER AGREEMENTS

         The parties hereto further agree, on or before the Closing Date, as follows:

         6.1 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective the transactions contemplated by this Agreement. In furtherance and not in limitation of the preceding sentence, the parties hereto shall use reasonable efforts to cause the Closing to take place on or before October 30, 1996.

         6.2 Agreement to Defend. In the event any action, suit, proceeding or investigation of the nature specified in Sections 7.2 or 8.2 is commenced before the Closing Date, all the parties hereto agree to cooperate and use reasonable efforts to defend against and respond thereto.

         6.3 Consents. Without limiting the generality of Section 6.1, each of the parties hereto shall use reasonable efforts to obtain all permits, authorizations, consents and approvals of all Persons and governmental authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

         6.4 No Solicitation or Negotiation. Unless and until this Agreement is terminated, except as may otherwise be required by Regulation or Order, neither the Seller nor CP&I through its directors, officers, employees, representatives, agents, advisors, accountants and attorneys shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Persons relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, CP&I, or otherwise facilitate any effort or attempt to do or seek any of the foregoing, and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Should CP&I or the Seller be contacted with respect to any offer, inquiry or proposal, CP&I and the Seller shall immediately advise the Purchaser in writing of the name, address and phone number of the contact and the nature of the inquiry.

         6.5 Public Announcements. Neither party hereto nor any Affiliate, representative or shareholder of such Persons, shall disclose any of the terms of this Agreement to any third party (other than the Purchaser's advisors and senior lending group and the Seller's advisors) without the other party's prior written consent unless required by any applicable law. The form, content and timing of any and all press releases, public announcements or publicity statements (except for any disclosures under or pursuant to Federal or State securities laws in connection with the registration of AmeriPath's securities or otherwise) with respect to this Agreement or the transactions contemplated hereby shall be subject to the prior approval of each party hereto. No press releases, public announcements or publicity statements shall be released by either party without prior mutual agreement.

         6.6 Employment Agreements. The Seller shall enter into an employment agreement in the form of Exhibit 6.6 hereto (the "Employment Agreement"). The Purchaser hereby assumes and agrees to perform in accordance with their terms (by or through CP&I), effective the Closing Date, the employment agreements with Nina Petroff, M.D. and Janet S. Wieselthier, M.D.

         The parties hereto further agree, from and after the Closing Date, as follows:

         6.7      --DELETED--

         6.8 Observer Rights. So long as the Seller is employed by an Affiliate of AmeriPath and the Contingent Notes have not matured or been paid in full (solely to the extent required to be paid under the Contingent Note), the Seller shall have the right, at his expense, to attend all meetings of the Board of Directors of AmeriPath as an observer. The Seller shall receive notices of all meetings of the Board of Directors of AmeriPath, shall receive copies of all materials supplied to the Directors of AmeriPath, and shall be entitled to attend and participate in all meetings of the Board of Directors of AmeriPath; provided, that the Seller shall have no right to vote on any matters submitted to the Board of Directors (or any committee thereof). Nothing in this section shall be deemed to prohibit AmeriPath from taking action by written consent of the Board of Directors without notice to, or participation by, the Seller. Furthermore, if the Directors of AmeriPath elect to convene a meeting without notice, they shall use their best efforts to advise the Seller of such meeting, but the failure or inability to advise the Seller of such meeting shall not vitiate any action taken at such meeting. The Seller may be a member of the physician's committee of AmeriPath, if and when such committee is constituted from time to time.

         6.9      Certain Tax Matters.

                  (a) The Seller shall cause CP&I to file all Tax Returns and reports with respect to Taxes which are required to be filed prior to the Closing date (a "Pre-Closing Tax Return"), and CP&I shall pay all Taxes due in respect of, and all costs associated with the preparation of, such Pre-Closing Tax Returns to the appropriate Taxing Authority. In addition, the Seller shall cause CP&I to file all S corporation income tax returns (federal form 1120S and comparable state and local forms, where applicable) required to be filed after the Closing Date in respect of a period beginning prior to the Closing Date. The Buyer shall file, or cause CP&I to file, all other Tax Returns and reports with respect to Taxes which are required to be filed on or after the Closing Date, and Buyer and CP&I shall pay all Taxes due and costs associated with such returns.

                  (b) The parties hereto agree that there shall not be made any election for the Company pursuant to Section 338(g) or 338(h)(10) of the Code.

                  (c) CP&I shall elect, and the Purchaser and the Seller shall each consent, pursuant to Section 1362(e)(3) of the Code, to allocate tax items to CP&I's S short year and C short year (as defined in Section 1362(e)(1) of the Code) pursuant to normal tax accounting rules (i.e., using the closing of the books method) rather than by the pro rata allocation method contained in Section 1362(e)2) of the Code.

                  (d) The Purchaser and CP&I agree to pay to the Seller the amount of any federal, state and local income tax savings realized by them (including with respect to the payment made pursuant to this paragraph and any interest received by them) based on a final determination of an adjustment (by reason of an amended return, claim for refund, audit or other action) involving a decrease in CP&I's taxable income for a taxable period ending after the Closing Date and a corresponding increase in the federal, state or local, taxable income of the Seller in respect of a taxable period ending on or before the Closing Date.

                  (e) The Seller and CP&I agree to pay to the Purchaser the amount of any federal, state and local income tax savings realized by them (including with respect to the payment made pursuant to this paragraph and any interest received by them) based on a final determination of an adjustment (by reason of an amended return, claim for refund, audit or other action) involving an increase in CP&I's taxable income for a taxable period ending after the Closing Date and a corresponding decrease in the federal, state or local, taxable income of the Seller in respect of a taxable period ending on or before the Closing Date.

         6.10     Non-Competition Covenant.

                  (a) As a material and valuable inducement for the Purchaser to enter into this Agreement, pay and deliver the Purchase Price consideration and consummate the transactions provided for herein, during the "Restricted Period" (as hereinafter defined), the Seller agrees that he shall not, directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or stockholder of any Person:

                           (i) engage in the practice of pathology within any
                  County within the State of Ohio in which AmeriPath or an AmeriPath Affiliate is then doing business (the "Restricted Territory"); or

                           (ii) from any facility or location, whether within or
                  without the Restricted Territory, (x) perform pathology services for any patient, laboratory or health care provider located in the Restricted Territory or (y) perform pathology services for any patient, laboratory or health care provider who was or is a customer, client or patient of an AmeriPath Affiliate, except that it shall not be a violation of this
                  Section 6.10 for the Seller to perform pathology services in the Restricted Territory during the Restricted Period (a) as an employee of a local, federal or state government or agency;
                  (b) in performing the Seller's duties as a member of the United States military services or the National Guard; (c) on a locum tenens basis or (d) for the Purchaser or any Affiliate of the Purchaser. The Seller shall also be permitted to perform medical services as a dermatologist on a part-time basis for his own medical practice, and engage in any other activities permitted by Section 3 of his Employment Agreement.

                  (b) As used in this Agreement, the term "Restricted Period" shall mean and include the longer of (x) a period of five (5) years, from the Closing to the fifth (5th) anniversary of the Closing, and (y) during such time as the Seller is employed by an AmeriPath Affiliate and so long as Seller is employed with CP&I or any AmeriPath Affiliate, provided, however, should (i) AmeriPath fail to purchase Seller's AmeriPath Stock in accordance with Section 1.3(m), or fail to make a payment with respect to the Contingent Notes, and such failure continues for more than ninety (90) days after notice from the Seller, or (ii) there is a Loan Default (as defined in Section 12.3), upon notice by the Seller, the Restricted Period shall equal zero (0) days.

                  (c) The Seller further agrees that during the Restricted Period, the Seller will not knowingly, directly or indirectly, (a) solicit the employment of any employee, agent or consultant of any AmeriPath Affiliate who was such at any time during the twelve (12) months preceding the Seller's termination of employment with the AmeriPath Affiliate, or (b) induce any employee of an AmeriPath Affiliate to leave the employ of any such AmeriPath Affiliate, unless in each case the Seller obtains the prior written consent of AmeriPath.

                  (d) The Seller covenants and agrees that the restrictions set forth in this Section 6.10 are fair, reasonable and necessary to protect the interests of AmeriPath and its Affiliates, such restrictions were negotiated and bargained for and the consideration delivered in connection with this Agreement reflects and assumes the Seller's strict compliance with, and the enforceability by the Purchaser of, these restrictions.

                  (e) The Seller acknowledges and agrees that the provisions of
         Section 6.10 and Section 6.11 are material and of the essence to this Agreement. In addition, if the scope of any restriction or covenant contained in either such Section should be or become too broad or extensive to permit enforcement thereof to its fullest extent, then such restriction or covenant shall be enforced to the maximum extent permitted by law, and the Seller hereby consents and agrees that (a) it is the parties intention and agreement that the covenants and restrictions contained herein be enforced as written, and (b) in the event a court of competent jurisdiction should determine that any restriction or covenant contained herein is too broad or extensive to permit enforcement thereof to its fullest extent, the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant, but should be modified to permit enforcement of the restrictions and covenants contained herein to the maximum extent the court, in its judgment, will permit.

         6.11     Non-disclosure; Confidentiality.

                  (a) Confidential Information. By virtue of the Seller's employment, association or involvement with an AmeriPath Affiliate, the Seller may obtain confidential or proprietary information developed, or to be developed, by an AmeriPath Affiliate. "Confidential Information" means all proprietary or business sensitive information, whether in oral, written, graphic, machine-readable or tangible form, and whether or not registered, and including all notes, plans, records, documents and other evidence thereof, including but not limited to all: patents, patent applications, copyrights, trademarks, trade names, service marks, service names, "know-how," client lists, details of client or consulting contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit and financial data concerning customers, business acquisition plans or any portion or phase of any scientific or technical information, discoveries, computer software or programs used or developed in whole or in part by any AmeriPath Affiliate (including source or object codes), processes, procedures, formulas or improvements of any AmeriPath Affiliate; algorithms; computer processing systems and techniques; price lists; customer lists; procedures; improvements, concepts and ideas; business plans and proposals; technical plans and proposals; research and development; budgets and projections; technical memoranda, research reports, designs and specifications; new product and service developments; comparative analyses of competitive products, services and operating procedures; and other information, data and documents now existing or later acquired by an AmeriPath Affiliate, regardless of whether any of such information, data or documents qualify as a "trade secret" under applicable Federal or State law. "Confidential Information" shall not include (a) any information which is in the public domain during the period of service by the Seller or becomes public thereafter, provided such information is not in the public domain as a consequence of disclosure by the Seller in violation of this Agreement, and (b) any information not considered confidential information by similar enterprises operating in the anatomical laboratory industry or otherwise in the ordinary course.

                  (b) Non-Disclosure. The Seller agrees that, except as directed by the Seller's employer (which employer is an AmeriPath Affiliate), as required or otherwise contemplated under this Agreement or the Employment Agreement or as otherwise required by law, court order, subpoena or other legal process or as may be required to enforce his rights under this Agreement or the Employment Agreement, he will not at any time (during the term of the Seller's employment by an AmeriPath Affiliate or at any time thereafter), except as may be expressly authorized by the AmeriPath Affiliate, disclose to any Person or use any Confidential Information whatsoever for any purpose whatsoever, or permit any Person whatsoever to examine and/or make copies of any Confidential

         Information prepared by him or that may come into his possession or under his control by reason of his employment by an AmeriPath Affiliate or by reason of any consulting services he has performed or may in the future perform for an AmeriPath Affiliate. The Seller further agrees that while employed at an AmeriPath Affiliate, no Confidential Information shall be removed from the AmeriPath Affiliate's business premises, without the prior written consent of such AmeriPath Affiliate, except in connection with performing his duties under the Employment Agreement.

         6.12 Rule 144 Best Efforts. Following such time, if any, that AmeriPath is or may become, and solely while AmeriPath is, a public company with its securities registered under the Securities Act, and listed or quoted for trading by a national securities exchange or inter-dealer quotation system, AmeriPath will use its best efforts to see that AmeriPath is in compliance with the requirements of Rule 144 under the Securities Act applicable to the issuer of securities, so as to facilitate non-registered sales of AmeriPath Stock by the Seller who then own AmeriPath Stock consistent with the requirements and limitations of Rule 144. Nothing in this Section 6.12 shall be deemed as either
(i) any representation or warranty that Ameripath will become or remain a public company with securities registered under the Securities Act, or (ii) any covenant or agreement by AmeriPath to register, under federal or state securities laws or otherwise, any AmeriPath securities issued to, or held by, the Seller.

         6.13 Exclusive Territory. Without the prior written consent of the Seller (which shall not be unreasonably withheld), so long as the Seller is employed by CP&I and the Contingent Note has not matured or been paid in full (solely to the extent required under the Contingent Note), the Purchaser shall not, directly or indirectly, alone or as a partner or shareholder of, lender to or investor in another Person engage in, or acquire businesses or practices within 150 miles of 23200 Chagrin Building 5, Suite 350, Beachwood, Ohio, which engage in the practice of pathology or any anatomical laboratory business that competes with the business then conducted by CP&I; provided, however, that this Section shall not apply to the acquisition of the practice of David R. Barron, M.D. solely to the extent of any clients, referrals, hospitals, medical facilities or customers of such practice located within such 150 mile area on the Closing Date.

         6.14 First Rights. Upon (i) a Loan Default or (ii) the sale, liquidation, closure, suspension or termination (in whole or in part) of the business or operations of CP&I, the Seller shall be entitled to purchase all (but not less than all) of the capital stock or assets of CP&I, upon the same terms and conditions as either the Purchaser, or the Purchaser's senior lenders, would sell to any other Person. The Seller's first purchase rights shall terminate 120 days after the Purchaser has delivered notice to the Seller of the proposed sale or transaction and the terms thereof, including the nature and amount of consideration proposed to be paid.

         6.15 Unpaid Tax Liability. Prior to the Closing, the Seller shall have paid, settled or otherwise resolved to the satisfaction of AmeriPath, the unpaid tax liability associated with the Seller's Subchapter S election and 1994 accounts receivable, other than any interest, penalties or other charges that have not been assessed prior to the Closing (all of which shall be the sole responsibility of the Seller).

         6.16 Trade Names. The Seller hereby agrees to lease to the Purchaser for $10.00 per year the trade names "Cutaneous Pathology & Immunofluorescence Laboratory" and "CPI". The term of the lease shall be the earlier of (i) such time as the Contingent Note has been paid in full (solely to the extent required under such note) or (ii) five years from the Closing Date. At the end of the lease term, the Purchaser shall have the option to purchase the trade names for $10.00 each. During the term of the tradename lease, AmeriPath shall use the tradenames with respect to the business and operations of CP&I. Upon the occurrence of (i) a Loan Default or (ii) a CP&I Termination, the lease of the trade names shall terminate and expire and the trade names shall immediately and automatically revert to the Seller and the Purchaser shall have no further rights or interests in such names.

         6.17 Access to Books. Following the Closing and until all contingent consideration has been paid to the Seller, the Seller shall have reasonable access to the books and records of CP&I and AmeriPath to verify the Operating Earnings. AmeriPath shall cause CP&I to maintain such books and records as the Seller may reasonably request in order to compute, verify and audit Operating Earnings.

         6.18 Deliveries After Closing. From time to time after the Closing, at the Purchaser's request and without expense to CP&I and without further consideration from the Purchaser or CP&I, the Seller shall execute and deliver such other instruments of conveyance and transfer and take such other action as the Purchaser reasonably may require to convey, transfer to and vest in the Purchaser, and to put the Purchaser in possession of, any rights or property to be sold, conveyed, transferred or delivered hereunder.

         6.19 Post Closing Operations. Following the Closing, until all amounts due under this Agreement (including Sections 1.2 and 1.3 hereof) and the Contingent Note have been paid in full (only to the extent applicable targets have been achieved), AmeriPath shall cause the business and operations of CP&I to be conducted in the ordinary course, consistent with past practice, as a stand-alone cost-center separate and distinct from AmeriPath and its other Affiliates. Without limiting the generality of the foregoing, except as contemplated in this Agreement, without the prior written consent of the Seller (which consent may not be unreasonably withheld), AmeriPath shall not:

         (a) cause or permit CP&I to convey, transfer, lease or otherwise dispose of, in one or any series of transactions, all or any material part of its assets, properties or business, dissolve, liquidate or reorganize, engage in business with unreasonably small capital, suspend, terminate or discontinue all or any material portion of its business operations, seek relief under any bankruptcy, reorganization, insolvency or other law for the relief of debtors, issue any securities to any Person other than AmeriPath or otherwise engage in any transaction that might adversely affect Operating Earnings of CP&I; or

         (b) sell, assign, exchange, transfer or otherwise dispose of any capital stock or other securities of CP&I held at any time by AmeriPath.

         (c) cause or permit CP&I to merge or consolidate with or into any other Person other than AmeriPath or an Affiliate of AmeriPath controlled by AmeriPath, provided in each case that such Person expressly assumes in writing CP&I's obligations under the Employment Agreement with the Seller.

                                   ARTICLE VII

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

         Each and every obligation of the Purchaser under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by the Purchaser:

         7.1 Representations and Warranties; Covenants and Agreements. The representations and warranties of the Seller contained in Article II and elsewhere in this Agreement and all information contained in any exhibit, certificate, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Seller or CP&I to the Purchaser, shall be true and correct when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. The Seller and CP&I shall have performed and complied with all agreements, covenants and conditions and shall have made all deliveries required by this Agreement to be performed, delivered and complied with by them prior to the Closing Date. The Seller and the president of CP&I shall have executed and delivered to the Purchaser a certificate, dated the Closing Date, certifying to the foregoing.

         7.2 No Injunction. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

         7.3      --DELETED--

         7.4      --DELETED--

         7.5 No Material Adverse Change. There shall have been no Material Adverse Change since the date of this Agreement. The Purchaser shall have received a certificate (which shall be addressed to the Purchaser), dated the Closing Date, of the president and chief financial officer of CP&I, certifying to the foregoing.

         7.6 Opinion of Seller's Counsel. The Purchaser shall have received an opinion of counsel to the Seller and CP&I (which will be addressed to the Purchaser and its senior lenders), dated the Closing Date, in the form of
Exhibit 7.6 hereto.

         7.7 Employment Agreements. The Seller shall have executed and delivered to the Purchaser an Employment Agreement with CP&I in the form of Exhibit 6.6.

         7.8 Delivery of CP&I Share Certificates. The Seller shall have executed and delivered to AmeriPath this Agreement, or a counterpart hereof, and shall have delivered at the Closing stock certificates representing all of the CP&I Shares, duly endorsed for transfer to the Purchaser, together with stock powers duly executed in blank.

         7.9 Shareholders' Agreement. At the Closing, the Seller shall have executed and delivered to AmeriPath a counterpart signature page to that certain Shareholders' Agreement, dated as of February 29, 1996, by and among AmeriPath and each of the stockholders of AmeriPath (the "Shareholders' Agreement"), pursuant to which the Seller agrees to be bound by the provisions of the Shareholders' Agreement, in accordance with their terms, to the same extent as if he had been an original signatory thereto (except as specifically set forth in such counterpart).

         7.10 Subordination Agreement. At the Closing, the Seller shall have executed and delivered to the Purchaser the Subordination Agreement.

         7.11 Other Agreements. The Seller shall have executed and delivered the Trust Agreement, pursuant to which AmeriPath shall be the beneficiary of the Trust and the Seller shall be the trustee (the "Trust Agreement"), Beno Michel and Associates, M.D., Inc. shall have executed and delivered the Option Agreement pursuant to which Beno Michel and Associates, M.D., Inc. has the option to purchase the assets of the medical practice from CP&I (the "Option Agreement"), and CP&I shall have executed and delivered the Management Agreement pursuant to which AmeriPath shall provide certain management services to CP&I (the "Management Agreement").

         7.12 Transfer of Business. The Purchaser shall receive adequate proof that certain of the assets and liabilities of the medical practices of Drs. Michel, Petroff and Wieselthier had been properly transferred out of CP&I to another Person.

         7.13 Acquisition Agreement. The Seller shall have executed and delivered to the Purchaser the Broker Fee Agreement between AmeriPath and the Seller in the form of Exhibit 7.13 attached hereto the ("Acquisition Agreement").

         7.14 Escrow Agreement. The Seller shall have executed and delivered to the Purchaser the Escrow Agreement.

                                  ARTICLE VIII

                   CONDITIONS TO THE OBLIGATIONS OF THE SELLER

         Each and every obligation of the Seller under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Seller:

         8.1 Representations and Warranties; Performance. The representations and warranties of the Purchaser contained in Article III and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto, delivered by or on behalf of the Purchaser to the Seller, shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The Chief Operating Officer of the Purchaser shall have delivered to the Seller a certificate, dated the Closing Date, certifying to the foregoing.

         8.2 No Injunction. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

         8.3 Purchase Consideration. The Seller shall have received the consideration (in the form of cash, AmeriPath Stock and Contingent Notes) required to be delivered at Closing and to which the Seller is entitled pursuant to Section 1.1 hereof.

         8.4 Other Agreements. AmeriPath shall have executed and delivered to the Seller the Management Agreement and the Trust Agreement.

         8.5 Acquisition Agreement. AmeriPath shall have executed and delivered to the Seller the Acquisition Agreement between AmeriPath and the Seller in the form of Exhibit 7.14 attached hereto.

         8.6 Opinion of Counsel. The Seller shall have received an opinion of counsel to the Purchaser, dated the Closing Date, in the form of Exhibit 8.6 hereto.

         8.7 Approval Certificate. The Seller shall have received the Approval Certificate evidencing the agreement of Summit Investors, II, L.P. and Summit Ventures III, L.P. to comply with Section 1.3(n) hereto.

         8.8 Escrow Agreement. The Purchaser shall have executed and delivered to the Seller the Escrow Agreement.

                                   ARTICLE IX

                                     CLOSING

         9.1 Closing. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article X hereof, a closing of the transactions contemplated by this Agreement (the "Closing") shall be held on October 15, 1996, or on such other date which is mutually agreed upon in writing following the satisfaction or waiver of the conditions to closing set forth in Article VII and Article VIII hereof (the "Closing Date").

         9.2      Closing Deliveries.  At the Closing,

                  (a) the Seller and CP&I shall deliver or cause to be delivered to the Purchaser:

                           (i) a certificate or certificates evidencing all of
                  the CP&I Shares, duly endorsed for transfer with all necessary transfer stamps affixed;

                           (ii) copies of all consents and approvals required
                  7.12;

                           (iii) the Opinion of Counsel required by Section 7.6;

                           (iv) the Officer's Certificates required by Sections
                  7.1 and 7.5;

                           (v) the Employment Agreement required by Section 7.7;

                           (vi) the counterpart signature page to the
                  Shareholders' Agreement required by Section 7.9;

                           (vii) the Subordination Agreement required by Section
                  7.10;

                           (viii) the Management Agreement, Option Agreement and
                  Trust Agreement required by Section 7.11;

                           (ix) the Acquisition Agreement required by Section
                  7.13;

                           (x) the Escrow Agreement required by Section 7.14;

                           (xi) a certificate, signed by the secretary of CP&I,
                  as to the articles of incorporation and by-laws of CP&I, the resolutions adopted by the board of directors and shareholders of CP&I in connection with this Agreement and the incumbency of certain officers of CP&I, in form acceptable to the Purchaser;

                           (xii) certificates issued by the appropriate
                  governmental authorities evidencing the good standing, with respect to both the conduct of business and the payment of all franchise taxes, of CP&I as of a date not more than ten (10) days prior to the Closing Date, as a corporation organized under the laws of the State of Ohio and as a foreign corporation authorized to do business under the laws of the various jurisdictions where it is so qualified.

                           (xiii) such other certified resolutions, documents
                  and certificates as are required to be delivered by the Seller or CP&I pursuant to the provisions of this Agreement.

                  (b)      The Purchaser shall deliver to the Seller:

                           (i) the consideration (in the form of cash, AmeriPath
                  Stock and Contingent Notes) required to be paid or delivered to the Seller at Closing in accordance with Section 1.1.

                           (ii) the Officer's Certificate required by Section
                  8.1; and

                           (iii) the Management Agreement and Trust Agreement
                  required by Section 8.4;

                           (iv) the Acquisition Agreement required by Section
                  8.5;

                           (v) the Opinion of Counsel required by Section 8.6;

                           (vi) the Approval Certificate required by Section
                  8.7;

                           (vii) the Escrow Agreement required by Section 8.8;

                           (viii) a certificate, signed by the secretary of
                  AmeriPath, as to the resolutions adopted by the board of directors of AmeriPath in connection with this Agreement and the incumbency of certain officers of AmeriPath;

                           (ix) such other certified resolutions, documents and
                  certificates as are required to be delivered by the Purchaser pursuant to the provisions of this Agreement.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

         10.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

                  (a)      by mutual consent of the Purchaser and the Seller;

                  (b) by the Purchaser or the Seller if the Closing has not occurred on or before October 30, 1996; provided, however, that if any party has breached or defaulted with respect to its respective obligations under this Agreement on or before such date, such breaching or defaulting party may not terminate this Agreement pursuant to this Section 10.1(b), 10.1(c) or 10.1(d), as applicable, and the non-breaching or non-defaulting party to this Agreement shall at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law; or

                  (c) by the Purchaser if as of the Closing Date (including any extensions) any of the conditions specified in Article VII hereof shall not have been satisfied or if CP&I or the Seller is otherwise in default under this Agreement; or

                  (d) by the Seller if as of the Closing Date (including any extensions) any of the conditions specified in Article VIII hereof shall not have been satisfied or if the Purchaser is otherwise in default under this Agreement.

         10.2 Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 10.1 hereof, and subject to the proviso contained in Section 10.1(b), this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) all information received by any party hereto with respect to the business of any other party or CP&I (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; and

                  (c) no party hereto shall have any further liability or obligation to any other party under or in connection with this Agreement; provided, however, the non-breaching or non-defaulting party shall not be foreclosed from bringing a Claim or cause of action or otherwise recovering from the breaching or defaulting party.

                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

         11.1 Survival. All of the representations and warranties contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing until:

                           (1) with respect to the representations and
                  warranties in Sections 2.16 (tax matters), 2.18 (ERISA matters), 2.20 (environmental matters) and 2.30 (health care regulatory matters), until sixty (60) days following the expiration of the applicable statute of limitations;

                           (2) with respect to the representations and
                  warranties in Sections 2.3 (capitalization), 2.4 (title to the CP&I Shares) and 2.6 (options and rights on capital stock), these representations shall survive and continue forever and without limitation; and

                           (3) with respect to all other representations and
                  warranties, March 31, 1998, except for representations, warranties and indemnities for which an indemnification Claim shall be pending as of March 31, 1998, in which event such indemnities shall survive with respect to such Claim until the final disposition thereof.

         11.2 Indemnification by the Seller. Subject to this Article XI, the Purchaser shall be indemnified and held harmless by the Seller, at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the reasonable fees and expenses of counsel) resulting from, or in respect of, any of the following:

                  (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Seller or CP&I under this Agreement, or contained in any schedule or exhibit to this Agreement or any certificate, schedule or other instrument required to be provided by the Seller or CP&I hereunder;

                  (b) Any and all liabilities of CP&I of any nature whether accrued, absolute, contingent or otherwise, and whether known or unknown, existing at the Closing Date to the extent that:

                           (i) such liabilities are not reflected in the balance sheet for the quarter ended June 30, 1996 included in the Financial Statements and such liabilities should have been, in accordance with GAAP, reflected in, reserved for, or disclosed in footnotes to such balance sheet;

                           (ii) such liabilities were not disclosed in this Agreement (or the schedules or exhibits hereto) and, taking into account any materiality, knowledge, dollar amount, timing or other limitations set forth herein, should have been disclosed in this Agreement (or the schedules exhibits hereto) in accordance with the terms hereof;

                           (iii) such liabilities (x) did not arise in the ordinary course of business consistent with past practice of CP&I after June 30, 1996 and (y) were not required to be disclosed in this Agreement (or the schedules or exhibits hereto) in accordance with the terms hereof.

                  (c) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with any Claim incident to any of the foregoing.

         11.3 Indemnification by the Purchaser. Subject to this Article XI, the Seller and their heirs, assigns, representatives and agents shall be indemnified and held harmless by the Purchaser, at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the reasonable fees and expenses of counsel) resulting from, or in respect of, any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Purchaser under this Agreement, the Contingent Note or the Employment Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement, the Contingent Note or the Employment Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by the Purchaser hereunder or thereunder. The Purchaser shall also indemnify the Seller and Drs. Petroff and Wieselthier with respect to any damages, losses, deficiencies, liabilities, obligations, commitments, costs or expenses (including the reasonable fees and expenses of counsel) incurred by the Seller, Dr. Petroff or Dr. Wieselthier, as the case may be, in connection with the structure of the transaction contemplated by this Agreement resulting from the employment of such Person by CP&I or any AmeriPath Affiliate and the violation or alleged violation (only if alleged by a Person not affiliated with the Seller, Dr. Petroff or Dr. Wieselthier) of any Health Care Laws due to the structure of this transaction; provided, however, that AmeriPath shall have the right to assume and control the defense of any such actions with counsel of reputable standing (subject to the limitations set forth in (x) the fourth sentence of the first paragraph of Section 11.4 and (y) the third paragraph of
Section 11.4).

         11.4 Third-Party Claims. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "indemnitee") of notice of the commencement of any (a) Tax audit or proceeding for the assessment of Tax by any taxing authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (b) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the "indemnitor") is, or may be, required under this Agreement to indemnify such indemnitee, the indemnitee will, if a Claim thereon is to be, or may be, made against the indemnitor, notify the indemnitor in writing of the commencement or assertion thereof and give the indemnitor a copy of such Claim, process and all legal pleadings. The indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The indemnitor shall have the right to assume and control the defense of such action unless such action (i) is reasonably likely to result in injunctions or other equitable remedies in respect of the indemnitee or its business; (ii) is reasonably likely to result in liabilities of a substantial nature (in relation to liabilities indemnified hereunder) which, taken with other then existing Claims under this Article XI, would not be fully indemnified hereunder; or (iii) is reasonably likely to have adverse impact on the business or financial condition of the indemnitee after the Closing Date (including an effect on the Tax liabilities, earnings or ongoing business relationships of the indemnitee); provided, that nothing herein shall affect the Seller's rights, under Section 1.1(k) to control all aspects of the defense or settlement of Claims subject to the Escrow Agreement with respect to Section 2.30 hereof. The indemnitor and the indemnitee shall cooperate in the defense of such Claims. In the case that the indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the indemnitee shall make available to the indemnitor all relevant records and take such other action and sign such documents as are necessary to defend such audit, assessment or other proceeding in a timely manner. If the indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the indemnitor has agreed to indemnify the indemnitee under this Agreement, the indemnitor shall promptly reimburse the indemnitee in an amount equal to the amount of such payment plus all reasonable expenses (including legal fees and expenses) incurred by such indemnitee in connection with such obligation or liability subject to this Article XI.

         Prior to paying or settling any Claim against which an indemnitor is, or may be, obligated under this Agreement to indemnify an indemnitee, the indemnitee must first supply the indemnitor with a copy of a final court judgment or decree holding the indemnitee liable on such claim or failing such judgment or decree, and must first receive the written approval of the terms and conditions of such settlement from the indemnitor. An indemnitor shall have the right to settle any Claim against it, subject to the prior written approval of the indemnitee, which approval shall not be unreasonably withheld; provided, that nothing herein shall affect the Seller's rights to control all inspects of the defense or settlement of Claims subject to the Escrow Agreement.

         An indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or Claim, (b) the indemnitor shall not have employed, or is prohibited under this
Section 11.4 from employing, counsel in the defense of such action or Claim, or
(c) such indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor.

         11.5 Deductible. Notwithstanding the foregoing provisions of this
Article XI, except for the next succeeding sentence of this Section 11.5, no indemnification pursuant to this Article XI shall be required of an indemnifying party hereunder unless and until the aggregate amount due the indemnified party for all Claims under this Article XI shall exceed $125,000.00 (the "Deductible"), and then only to the extent in excess of the Deductible. Notwithstanding the foregoing, (i) no Claim (regardless of amount) that arises out of a breach of any of the representations or warranties contained in Sections 2.3 (capitalization), 2.5 (title to CP&I Shares), 2.6 (options and rights on capital stock), 2.31 (Positive Working Capital as of Closing), 6.15 (tax liability) or Claims arising under common law fraud shall at any time be subject to the Deductible or Section 11.7 hereof.

         11.6 Benefits. In the event either party is required to make one or more payments (an "Indemnification Payment") with respect to any indemnification obligation provided hereunder, and such payment results in the realization of a net reduction in the other party's federal, state, local or foreign income or franchise tax liability (a "Net Tax Benefit"), then the amount of the Indemnification Payment shall be adjusted, on a fair and equitable basis, to reflect the amount of the Net Tax Benefit.

         11.7 Maximum Liability. Notwithstanding the foregoing provisions of this Article XI, except as provided in the last sentence of Section 11.5 above, the maximum liability in connection with any and all Claims for indemnification or breach or violation of representations or warranties under this Agreement shall be $4,000,000.00.

         11.8 Insurance. The Purchaser shall be entitled to indemnification under this Agreement, only to the extent that the aggregate amount of its claims exceeds the amount of any payment received by CP&I or the Purchaser under any insurance policy that may be maintained by CP&I or the Purchaser to cover losses relating to such claim.

         11.9 Notice of Claims. Any person seeking indemnification under this Agreement shall give to the indemnitor prompt written notice of any claim or potential claim hereunder. Such notice shall contain a description of any claim, event or facts known to the indemnitee which do or may give rise to a claim by the indemnitee against the indemnitor based on this Agreement, stating the nature and basis of said claims or events and the amounts thereof, to the extent know.

         11.10 Time Bar. No claim for indemnification may be made by the Purchaser for breach of representations and warranties on any matter after the expiration of that period of time which, under Section 11.1, is the period that the representation and warranty for that matter "survives."

         11.11 Exclusive Remedy. Except for actions to enforce specific performance of rights or obligations hereunder, the right to make a claim for indemnification pursuant to this Article XI shall be the sole and exclusive remedy of the Purchaser with respect to any matter referred to in Section 11.2 and of the Seller with respect to any matter referred to in Section 11.3, and no other claim, action, suit or proceeding shall be initiated or maintained against the Seller or his assets or the Purchaser or its assets, as the case may be, in respect of any matter referred to in Section 11.2 or 11.3 respectively, notwithstanding that a remedy may not be available under this Article by virtue of the lapse of time, limitation on the amounts that may be claimed, the Deductible or otherwise.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         12.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by a written agreement signed by CP&I, the Purchaser and the Seller.

         12.2 Entire Agreement. This Agreement, including the schedules and exhibits hereto and the documents, annexes, attachments, certificates and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the agreements and transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

         12.3     Certain Definitions.

                  "Affiliate" means, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

                  "Authority" means any governmental, regulatory or administrative body, agency, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory agency, arbitrator authority, whether international, national, federal, state or local.

                  "Claim" means any action, claim, obligation, liability, expense, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, whether pursuant to contractual obligations or otherwise.

                  "Contract" means any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

                  "Environmental Law" means any Regulation, Order, or governmental requirement, which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar Federal, state or local statutes.

                  "Environmental Permit" shall mean Permits, certificates, approvals, licenses and other authorizations relating to or required by Environmental Law and necessary or desirable for the Corporation's business.

                  "GAAP" means generally accepted accounting principles, applied on a consistent basis as practiced in the United States.

                  "Health Care Laws" means any Federal, state, or local Regulation or Order, of any Authority, which relates to or otherwise imposes liability or standards of conduct concerning the licensure, certification, qualification, or operation of a health maintenance organization, pharmacy, home health agency or other aspect of a Corporation's business subject to such Health Care Laws, including but not limited to statutes governing home health agencies; The Health Maintenance Organization Act; the Ohio Pharmacy Act; the Ohio Drug and Cosmetic Act; the Ohio Comprehensive Drug Abuse Prevention and Control Act; the Patient Self-Referral Act; the Employee Health Care Access Act; 21 U.S.C. Section 301-392, the Federal Food Drug and Cosmetic Act; 21 U.S.C. Section 821 et seq., the Federal Drug Abuse Act; Section 1128B of the Social Security Act; The Clinical Laboratory Improvement Amendments of 1988; 42 U.S.C. Section 1320a-7b, 42 C.F.R. Part 1001, 42 CFR Chapter IV, Subchapter C; Sections 1876 or 1903 of the Social Security Act; 45 CFR, Part 74; 45 CFR, Part 92; 42 CFR 455.109 Section 306 of the Clean Air Act; 42 U.S.C. Section 1857(h) et seq., Section 508 of the Clean Water Act; 33 U.S.C. Section 1368 et seq., Executive Order 11738 and Environmental Protection Agency regulations; 40 CFR
         Part 15, Title VI of the Civil Rights Act of 1964; 42 U.S.C. Section 2000 d et seq., Section 504 of the Rehabilitation Act of 1933; 29 U.S.C. Section 7940; Title IX of the Education Amendments of 1972, 20 U.S.C. Section 1681 et seq., the Age Discrimination Act of 1975; 42 U.S.C. Section 6101 et seq., Section 654 of OBRA '81; 42 U.S.C. Section 9849 and the Americans with Disabilities Act of 1990; P.L. 101-336, OBRAs 1986 through 1993, as amended, and any other similar Federal, state or local Regulations.

                  "Lien" means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, restriction or interest of another Person of any kind or nature in respect of property.

                  "Loan Default" means (i) the Purchaser failed to make a payment under the Contingent Notes within sixty days of such payment being due and payable, (ii) the Purchaser failed to make a payment when due under its senior lending facility and such payment default remained uncured for 60 days or (iii) any default followed by the acceleration of the indebtedness under the Purchaser's senior lending facility.

                  "Material Adverse Change" means any development or change which has, had or would have a Material Adverse Effect.

                  "Material Adverse Effect" means, with respect to any Person, any circumstances, state of facts or matters which has, or might reasonably be expected to have, a material adverse effect in respect of such Person's business, operations, properties, assets, condition (financial or otherwise), financial results.

                  "Order" means any decree, judgment, award, order, injunction, rule, consent of or by an Authority.

                  "Permitted Liens" means (i) statutory Liens (including in respect of Taxes) not yet delinquent or being contested in good faith (subject to the establishment of adequate reserves therefor), (ii) such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair in any material respect present business operations at such properties; or do not detract in any material respect from the value of such properties and assets, taken as a whole, or (iii) as reflected in the balance sheet for the fiscal year ended December 31, 1995 included in Financial Statements or the notes thereto.

                  "Person" means any corporation, partnership, joint venture, company, syndicate, organization, association, trust, entity, Authority or natural person.

                  "Proprietary Rights" means any patent, patent application, copyright, trademark, trade name, service mark, service name, trade secret, know-how, confidential information or other intellectual property or proprietary rights.

                  "Regulation" means any law, statute, rule, regulation, ordinance, requirement, announcement or other binding action of or by an Authority, other than an Order.

                  "Sale of Control" means any merger, share exchange, recapitalization, sale, issue, exchange or other disposition of AmeriPath Stock (or any securities convertible into or exchangeable or exercisable for AmeriPath Stock) in any transaction, that results in any

         Person (other than a Preferred Shareholder (as defined in the Shareholders' Agreement) or James C. New, each an "Excluded Person") or any "group" of Persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act) (other than a group consisting entirely of Excluded Persons) beneficially owning 40% or more of the issued and outstanding AmeriPath Stock (or any securities convertible into or exchangeable or exercisable for AmeriPath Stock) on a fully diluted basis.

                  "Subsidiary" means any Person which the Purchaser or CP&I, as the case may be, owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests.

         12.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight receipted courier service:

                  (a)      If to the Seller or CP&I, to:

                           Beno Michel, M.D., Inc.
                           23200 Chagrin Building 5, Suite 350
                           Beachwood, OH  44122
                           Attn:  Beno Michel, M.D., President

                           with a copy to:

                           Chadbourne & Parke LLP
                           30 Rockefeller Plaza
                           New York, NY  10112
                           Attn:  Charles E. Hord, III, Esq.

                           or to such other person or address as the Seller or CP&I shall furnish by notice to the Purchaser in writing.

                  (b)      If to the Purchaser to:

                           AmeriPath, Inc.
                           800 Cypress Creek Road, Suite 200
                           Fort Lauderdale, Florida  33334
                           Attn:  James C. New, President
                  with a copy to:

                  Greenberg, Traurig, Hoffman,
                     Lipoff, Rosen & Quentel, P.A.
                  515 E. Las Olas Boulevard, Suite 1500
                  Fort Lauderdale, Florida  33301
                  Attn:  Daniel H. Aronson, Esq.

                  or to such other person or address as the Purchaser shall furnish by notice to the Seller in writing.

         12.5 Waiver of Compliance; Consents. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

         12.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Purchaser may grant security interests in respect of its rights hereunder, without the prior approval of the Seller. It is specifically understood and agreed that AmeriPath may assign its rights hereunder to purchase the CP&I Shares to the trust created pursuant to the Trust Agreement for the purpose of acquiring such CP&I Shares; provided, however, that, in any such event, (i) all agreements herein with respect to AmeriPath Stock shall continue to relate to AmeriPath Stock, and not to the capital stock of any such trust, and (ii) in any such event, AmeriPath shall remain obligated with respect to and liable for, and shall be the guarantor of, the performance of each and every obligation of AmeriPath hereunder (notwithstanding that its rights hereunder to purchase the CP&I Shares have been assigned to such trust), including without limitation Article XI hereof, and (iii) each representation and warranty hereunder shall be deemed made (x) as to both AmeriPath and, to the extent applicable, such trust and (y) jointly and severally by both AmeriPath and, to the extent applicable, such trust.

         12.7 Governing Law. The Agreement shall be governed by the internal laws of the State of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance.

         12.8 Consent to Jurisdiction; Service of Process. CP&I and the Seller hereby irrevocably submit to the jurisdiction of the state or federal courts located in Broward County, Florida in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         12.9 Injunctive Relief. The parties hereto agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

         12.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.11 Headings. The article, section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement (or any provision hereof).

         12.12 Binding Effect. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

         12.13 Severability. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         12.14 Expenses. All fees, costs and expenses (including, without limitation, legal, auditing and accounting fees, costs and expenses) incurred in connection with considering, pursuing, negotiating, documenting or consummating this Agreement and the transactions contemplated hereby shall be borne and paid solely by the party incurring such fees, costs and expenses.

         12.15 Attorneys' Fees. If any party to this Agreement seeks to enforce the terms and provisions of this Agreement, then the prevailing party in such action shall be entitled to recover from the losing party all costs in connection with such action, including without limitation reasonable attorneys' fees, expenses and costs incurred at the trial court and all appellate levels.

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.

                                PURCHASER:

                                AMERIPATH, INC.,

                                By: /s/ Robert P. Wynn
                                    ------------------------------------------
                                    Robert P. Wynn, Chief Financial Officer

                                SELLER:

                                /s/ Beno Michel
                                -----------------------------------------------
                                BENO MICHEL, M.D.


                                BENO MICHEL, M.D., INC.

                                By: /s/ Beno Michel
                                   --------------------------------------------
                                   Beno Michel, M.D., President

                             FIRST AMENDMENT TO THE
                            STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT to the Stock Purchase Agreement (the "Amendment") is entered into as of January 13, 1997, by and among AMERIPATH, INC., a Delaware corporation, ("AmeriPath"), AMERIPATH CLEVELAND, INC. f/k/a Beno Michel, M.D., Inc. (d/b/a Cutaneous Pathology & Immunofluorescence Laboratory), an Ohio corporation ("CP&I"), and BENO MICHEL, M.D.

                                 R E C I T A L S

         A. The parties hereto entered into a Stock Purchase Agreement (the "Agreement") dated as of October 15, 1996.

         B. Section 12.1 of the Agreement provides that the Agreement may be amended by a written instrument executed by each of the parties thereto.

         C. AmeriPath has filed a registration statement with the Securities and Exchange Commission with respect to the underwritten public offering of the Common Stock of AmeriPath.

         D. In connection with AmeriPath's under written public offering of its Common Stock, the parties hereto desire to clarify the rights and obligations of the parties under the Agreement and amend the terms of the Agreement in the manner set forth in this Amendment.

                                A G R E E M E N T

         In consideration of the foregoing premises and the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is acknowledged hereby, the parties hereto, intending to be bound legally, hereby agree as follows:

         1. The recitals set forth above are true and correct in all respects and are incorporated herein and made a part hereof.

         2. All capitalized terms used in this Amendment without definition shall have the meanings assigned thereto in the Agreement.

         3. Section 6.19 of the Agreement is hereby deleted in its entirety and replaced with the following language:

                  "6.19Post Closing Operations. Following the Closing, until all amounts due under this Agreement (including Sections 1.2 and 1.3 hereof) and the Contingent Note have been paid in full (only to the extent applicable targets have been achieved), AmeriPath shall cause the business and operations of CP&I to be conducted in the ordinary course, consistent with past practice, as a stand-alone cost-center separate and distinct from AmeriPath and its other Affiliates."

         4. The rights of Dr. Michel and the obligations of AmeriPath under the former Section 6.19 are terminated by this Amendment and there shall be no continuing rights or obligations under former Section 6.19 except as it is hereby amended above. All other terms and conditions of the Agreement shall remain unchanged.



         IN WITNESS WHEREOF, the undersigned have each executed this Amendment as of the date first above-written.

                                 PURCHASER:

                                 AMERIPATH, INC.

                                 By: /s/ ROBERT P. WYNN
                                     ------------------------------------------
                                     Robert P. Wynn, Chief Financial Officer

                                 SELLER:

                                      /s/ BENO MICHEL, M.D.
                                 ----------------------------------------------
                                 BENO MICHEL, M.D.

                                 AMERIPATH CLEVELAND, INC. F/K/A BENO
                                 MICHEL, M.D., INC.

                                 By:  /s/ BENO MICHEL, M.D.
                                     ------------------------------------------
                                     Beno Michel, M.D., Managing Director

                                 Attest:  /s/ ROBERT P. WYNN
                                        ---------------------------------------
                                        By: Robert P. Wynn, Secretary